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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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The Macerich Company

April 16, 2010

Dear Stockholder:

       You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, May 27, 2010 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

       The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to:

  (1)
  elect the six director nominees named in our Proxy Statement;

  (2)
  ratify the appointment of Deloitte & Touche LLP as our independent accountants; and

  (3)
  transact such other business as may properly come before our Annual Meeting.

       You will note that our Board of Directors recommends a vote:

    "FOR" the election of each of the six director nominees, and

    "FOR" the ratification of the appointment of Deloitte & Touche LLP.

       We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish Proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites our stockholders' receipt of Proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. On or about April 16, 2010, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2009 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report.

       We look forward to seeing you at our Annual Meeting and thank you for your continued support.

       Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Arthur Coppola
Chairman of the Board and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2010

       NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of The Macerich Company, a Maryland corporation, will be held on Thursday, May 27, 2010 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, for the following purposes described in this Notice:

  (1)
  To elect the six director nominees named in the Proxy Statement as members of our Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified;

  (2)
  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2010; and

  (3)
  To transact such other business as may properly be brought before our Annual Meeting and at any adjournment or postponement thereof.

       Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be adjourned or postponed. Only stockholders of record of our common stock at the close of business on March 15, 2010 will be entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

       Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy. If you attend our meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

       Registered holders may authorize their Proxies or vote:

  •
  By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy materials;

  •
  By Toll-Free Telephone: If you received a printed copy of the Proxy materials by mail, you may call the number shown on your Proxy; or

  •
  By Mail: If you received a printed copy of the Proxy materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

       Beneficial stockholders:    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

By Order of the Board of Directors

Richard A. Bayer
Secretary
Santa Monica, California April 16, 2010

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2010

       We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2010 Annual Meeting of Stockholders and at any adjournment or postponement thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 16, 2010. Our 2009 Annual Report, including financial statements for the fiscal year ended December 31, 2009, is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our "Company," "we" or "us" and to our 2010 Annual Meeting, including any adjournment or postponement, as our "Annual Meeting."

       Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 27, 2010. This Proxy Statement and our 2009 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

       This year we are again using the Securities and Exchange Commission or "SEC" notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 16, 2010, we sent to most of our stockholders by mail a Notice of Internet Availability of Proxy Materials or "Notice" containing instructions on how to access our Proxy materials over the Internet and authorize your proxy online. This Notice is not a Proxy and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice (www.proxyvote.com). We did provide some of our stockholders, including stockholders who have previously requested to receive paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the Proxy materials instead of a Notice.

       If you own shares of our common stock, $.01 par value per share, referred to as "Common Stock," in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When is our Annual Meeting?

       Our Annual Meeting will be held on Thursday, May 27, 2010 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

 What is the purpose of our Annual Meeting?

       At our Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of the six director nominees named in this Proxy Statement; and

  (2)
  the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

       In addition, our stockholders will transact any other business that properly comes before our Annual Meeting. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

       Only holders of record of our Common Stock at the close of business on the record date, March 15, 2010, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities authorized to vote. Under our charter and applicable law, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who can attend our Annual Meeting?

       All of our stockholders of record as of the record date, or their duly appointed Proxy holders, may attend our Annual Meeting.

What constitutes a quorum?

       The presence, in person or by Proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 97,208,453 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker "non-votes" will count toward the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy, but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

       Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee that holds your shares of Common Stock of record.

       Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

  •
  Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of the Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before the Annual Meeting. In order to vote, you will need to have the control number that appears on the Notice or Proxy you received.

  •
  Authorize your Proxy by Telephone.    If you have received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before the Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To vote by telephone, you will also need your control number referred to above.

  •
  Vote by Mail.    If you have received a printed set of the Proxy materials and would like to vote by mail, then please mark, sign and date your Proxy and return it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

       Voting by Proxy for Shares Registered in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.

What if I sign and return a Proxy by mail, telephone or the Internet that doesn't specify how I wish to vote my shares?

       If you sign and return a Proxy but do not specify how your shares will be voted on one or more matters listed in the notice for the meeting, the shares will be voted with respect to such matters as follows:

  FOR the election of each of the six nominees for director named in this Proxy Statement; and

  FOR the ratification of the appointment of Deloitte & Touche LLP.

       The holders of the Proxy will also have authority to vote in their discretion on other matters that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

Will other matters be voted on at our Annual Meeting?

       It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

Can I change my vote or revoke my Proxy after I return my Proxy?

       If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

  •
  filing a written revocation with the Secretary of The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401;

  •
  submitting a new Proxy by Internet, telephone or mail after the time and date of the previously submitted Proxy in accordance with the applicable instructions; or

  •
  appearing in person and voting by ballot at our Annual Meeting.

       Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

       For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

 What are our Board of Directors' recommendations?

       Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board's recommendations, together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends a vote:

  FOR election of each of the six nominees for director named in this Proxy Statement; and

  FOR ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2010.

       With respect to any other matter that properly comes before the meeting, the Proxy holders will vote in their discretion.

What vote is required to approve each matter?

       Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy will be required for the election of each director nominee and the ratification of the appointment of Deloitte & Touche LLP to serve as our independent accountants. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the vote for the election of the directors or the ratification of the appointment of Deloitte & Touche LLP, as applicable.

       We believe that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent accountants is considered a routine item under the New York Stock Exchange rules or "NYSE Rules" and that such proposal may be voted on by brokers in the absence of specific instructions by our stockholders. Beginning this year, however, the proposal regarding the election of each of the six director nominees is considered a non-routine item under the NYSE Rules, and, therefore there may be broker non-votes with respect to this proposal. Because a broker non-vote is not considered a vote cast with respect to a proposal, broker non-votes will not be counted in determining the outcome of the election of the six director nominees to our Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

       At our annual meeting of stockholders held on May 29, 2008, a proposal to amend our charter to declassify our Board was approved by our stockholders. Our declassified Board structure is being phased in over three years so that by our 2011 annual meeting of stockholders, all directors will be elected annually. The present term of six of our directors expires at our Annual Meeting and the present term of our three remaining directors or "Class Two" directors expires at our annual meeting of stockholders to be held in 2011. Our six director nominees, if elected at our Annual Meeting, will hold office until our annual meeting of stockholders in 2011 and until their respective successors are duly elected and qualified.

       Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors of our Company:

  •
  Arthur M. Coppola

  •
  Edward C. Coppola

  •
  James S. Cownie

  •
  Fred S. Hubbell

  •
  Mason G. Ross

  •
  Dr. William P. Sexton

       Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by our Board of Directors or our Board may amend our bylaws to reduce the number of directors to be elected at our Annual Meeting.

       Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits the nomination to the Nominating and Corporate Governance Committee c/o our Secretary in compliance with the advance notice and information requirements of our bylaws. See "Other Matters—Stockholder Proposals and Director Nominees" for a summary of these requirements.

Vote Required

       Election of each director requires the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy.

       OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 Information Regarding Nominees and Directors

       The following table and biographical descriptions set forth certain information with respect to our directors (including our nominees) based on information furnished by each director. Each director has served continuously since elected. The following information is as of March 1, 2010, unless otherwise specified.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(4)
Nominees
Arthur M. Coppola(5)	58	1994	98,566(6)(7)	*	1,632,900	(8)	1.76%
Edward C. Coppola(5)	55	1994	250,496(9)(10)	*	966,390	(11)	1.25%
James S. Cownie	65	1994	84,819(12)(13)	*	—		*
Fred S. Hubbell	58	1994	101,693(14)(15)	*	—		*
Mason G. Ross	66	2009	515(16)	*	—		*
Dr. William P. Sexton	71	1994	15,975(17)(18)	*	—		*
Class Two
(term expires 2011)
Dana K. Anderson	75	1994	189,262(19)	*	1,229,605	(20)	1.45%
Diana M. Laing	55	2003	7,982(21)	*	—		*
Stanley A. Moore	71	1994	69,756(22)	*	—		*

*
The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Our Company is the sole general partner of, and owns an aggregate of approximately 89% of the ownership interests referred to as "OP Units" in The Macerich Partnership, L.P. or our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in 71 regional shopping malls and 14 community centers. In connection with our formation, as well as subsequent acquisitions of certain centers, OP Units were issued to certain persons in connection with the transfer of their interests in such centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our election.

Our Long Term Incentive Plan or "2006 LTIP" allows for the issuance of limited partnership units in the form of a new class of units of our Operating Partnership referred to as "LTIP Units", as more fully described on pages 42-44 of this Proxy Statement. LTIP Units can be performance-based or service-based. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into

  OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)
Arthur Coppola and Edward Coppola are brothers.

(6)
Includes 481 shares held by Mr. A. Coppola as custodian for his minor child.

(7)
Includes 88,449 stock units that vested on March 15, 2010. In addition to the securities disclosed in the above table, Mr. A. Coppola has 176,899 stock units that will vest after April 30, 2010 and 101,192 stock appreciation rights or "SARs" that will vest on March 15, 2011 under our 2003 Equity Incentive Plan or "2003 Incentive Plan". SARs and stock units are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. Stock units vest in equal installments over a three-year period from the grant date.

(8)
Includes 1,571,595 OP Units, 20,435 vested service-based LTIP Units and 20,435 service-based LTIP Units that vested on March 15, 2010. Also includes 20,435 service-based LTIP Units that will vest after April 30, 2010.

(9)
Includes 74,484 stock units that vested on March 15, 2010 and 3,320 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. In addition to the securities disclosed in the above table, Mr. E. Coppola has 148,967 stock units that will vest after April 30, 2010 and 71,900 SARs that will vest on March 15, 2011 under our 2003 Incentive Plan.

(10)
Includes 38,907 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 4,991 shares held by Mr. E. Coppola as custodian for his children. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(11)
Includes 950,297 OP Units, 5,364 vested service-based LTIP Units and 5,364 service-based LTIP Units that vested on March 15, 2010. Also includes 5,365 service-based LTIP Units that will vest after April 30, 2010.

(12)
Includes 15,977 shares subject to options granted to Mr. Cownie under our 1994 Eligible Directors' Stock Option Plan or "Director Plan," our Amended and Restated 1994 Incentive Plan, as amended, referred to as our "1994 Incentive Plan" or our 2000 Incentive Plan that are currently exercisable or become exercisable on or before April 30, 2010. In addition to the securities disclosed in the above table, 42,525 stock units are credited to Mr. Cownie under the terms of our Eligible Directors' Deferred Compensation/Phantom Stock Plan referred to as our "Director Phantom Stock Plan," the vesting and terms of which are described under "Compensation of Directors" below. Stock units issued under our Director Phantom Stock Plan are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(13)
Includes 1,001 shares of non-transferrable restricted stock granted to Mr. Cownie under our 2003 Incentive Plan that will vest after April 30, 2010.

(14)
Includes 957 shares held in trust by Mr. Hubbell as trustee and 10,368 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,108 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(15)
Includes 1,001 shares of non-transferrable restricted stock granted to Mr. Hubbell under our 2003 Incentive Plan that will vest after April 30, 2010. In addition to the securities disclosed in the above table, 41,609 stock units are credited to Mr. Hubbell under the terms of our Director Phantom Stock Plan.

(16)
Includes 500 shares of non-transferrable restricted stock granted to Mr. Ross under our 2003 Incentive Plan that will vest after April 30, 2010. In addition to the securities disclosed in the above table, 4,171 stock units are credited to Mr. Ross under the terms of our Director Phantom Stock Plan.

(17)
Includes 10,651 shares subject to options granted to Dr. Sexton under our Director Plan, our 1994 Incentive Plan or our 2000 Incentive Plan that are currently exercisable or become exercisable on or before April 30, 2010. Also includes 1,001 shares of non-transferrable restricted stock granted to Dr. Sexton under our 2003 Incentive Plan that will vest after April 30, 2010.

(18)
In addition to the securities disclosed in the above table, 43,480 stock units are credited to Dr. Sexton under the terms of our Director Phantom Stock Plan.

(19)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife. Also includes 4,527 shares held through his account under our Employee Stock Purchase Plan or "ESPP."

(20)
All OP Units are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(21)
Includes 2,662 shares subject to options granted to Ms. Laing under our 2003 Incentive Plan that are currently exercisable or become exercisable on or before April 30, 2010. Also includes 1,001 shares of non-transferrable restricted stock granted to Ms. Laing under our 2003 Incentive Plan that will vest after April 30, 2010. In addition to the securities disclosed in the above table, 17,329 stock units are credited to Ms. Laing under the terms of our Director Phantom Stock Plan.

(22)
Includes 1,001 shares of non-transferrable restricted stock granted to Mr. Moore under our 2003 Incentive Plan that will vest after April 30, 2010. In addition to the securities disclosed in the above table, 43,775 stock units are credited to Mr. Moore under the terms of our Director Phantom Stock Plan.

       Our Company was formed on September 9, 1993 to continue the business of The Macerich Group, which had been engaged in the shopping center business since 1965. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our centers and various management companies. The management companies provide property management, leasing and other related services to our properties.

       The following provides certain biographical information with respect to our directors, including the nominees, as well as the specific experience, qualifications, attributes and skills that led our Board to the conclusion that each director should serve as a member of our Board of Directors.

       Dana K. Anderson has been Vice Chairman of our Board of Directors since our formation. In addition, Mr. Anderson served as our Chief Operating Officer from our formation until December 1997. Mr. Anderson is one of our Company's founders and has been with The Macerich Group or our Company since 1966. He has 45 years of shopping center experience with The Macerich Group and our Company and 49 years of experience in the real estate industry.

       Mr. Anderson's long-standing history with our Company and his understanding of our operations and growth throughout the years provide an important perspective to our Board. This institutional knowledge is complemented by his substantial experience in the real estate industry, specifically with respect to leasing and operational matters.

       Arthur M. Coppola has been our Chief Executive Officer since our formation and was elected Chairman of the Board in September 2008. As Chairman of the Board and Chief Executive Officer, Mr. A. Coppola is responsible for the strategic direction and overall management of our Company. He served as our President from our formation until his election as Chairman. Mr. A. Coppola is one of our Company's founders and has over 34 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. In addition, Mr. A. Coppola is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), served as the 2007 Chair of the Board of Governors and received the 2009 NAREIT Industry Leadership Award which recognizes a real estate investment trust or "REIT" executive's significant and lasting contributions to the growth and betterment of the REIT industry. Mr. A. Coppola is also an attorney and a certified public accountant.

       As Chairman and CEO, our Board values Mr. A. Coppola's strategic direction and vision which has resulted in our Company growing from a privately-held real estate company to a dominant national regional mall company with 71 regional malls consisting of approximately 74 million square feet of gross leaseable area. He is not only the leader of our Company but also a recognized leader within the REIT industry. Mr. A. Coppola's knowledge of our Company and the REIT industry, as well as his extensive business relationships with investors, retailers, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. His role and experiences at our Company and within our industry give him unique insights into our Company's opportunities, operations and challenges.

       Edward C. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company's financial and investment strategies, including our Company's key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has 33 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the Board of Directors of Strategic Hotels & Resorts, Inc., a publicly-traded REIT which owns and manages high-end hotels and resorts. Mr. E. Coppola is also an attorney.

       As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company's business. His day-to-day leadership of our Company provides our Board with valuable knowledge of our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

       James S. Cownie, currently a private investor, was formerly Chairman and CEO of New Heritage Associates, a cable television operator with cable properties located in the Minneapolis/St. Paul, Minnesota area from 1991 to 1996. Prior to that, Mr. Cownie was Co-Founder and President of Heritage Communications, Inc., a cable television operator serving 22 states, from 1971 to 1990. Mr. Cownie is a member of the Board of Directors of Da-Lite Screen Company, a manufacturer of audio-visual equipment, and MARKETLINK, INC., a telemarketing firm. Mr. Cownie is the Chairman and majority owner of WWL Holding, a logistics company engaged in transportation and pallet management.

       As a former CEO or President of a cable television operator for 25 years, Mr. Cownie has a broad understanding of the operational, financial and strategic issues facing companies. Mr. Cownie brings management experience, leadership capabilities, financial knowledge and business acumen to our Board. In addition, his service on various boards, including as Chairman, make him a valuable contributor to our Board.

       Fred S. Hubbell was a member of the Executive Board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based company and one of the world's largest banking, insurance and asset management companies, and served as an Executive Board member from

May 2000 through April 2006. The Executive Board is the first tier leadership board of ING Group and is responsible for the management of the company. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning January 2000. Mr. Hubbell was also responsible for Nationale Nederlanden, ING's largest Dutch insurance company, and ING's asset management operations throughout Europe since May 2004. Mr. Hubbell elected to retire from ING Group's Executive Board effective April 25, 2006 and has returned to the United States. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served as Interim Director of the Iowa Department of Economic Development from October 5, 2009 through January 14, 2010. Mr. Hubbell is also an attorney.

       Mr. Hubbell's extensive executive experience and leadership roles at both ING Group and Equitable of Iowa Companies provide our Board with an important perspective in terms of the management and operation of our Company. His expertise in management, strategic planning and operations assists our Board in reviewing our financial and business strategies as well as addressing the challenges our Company faces. Mr. Hubbell's experience at ING Group also provides our Board with a global perspective.

       Diana M. Laing is the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly-traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States, and has served in such capacity since May 2004. She is responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly-traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly-traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She serves on the Dean's Advisory Council for the College of Business at Loyola Marymount University, and is a board member of the Big Brothers/Big Sisters of Greater Los Angeles and the Inland Empire.

       Our Board believes Ms. Laing's 27 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience which enhances her understanding of the issues facing our Company and industry. Based on her financial expertise, Ms. Laing serves as the Chairperson of our Audit Committee and has been designated by our Board as an Audit Committee financial expert.

       Stanley A. Moore is the Chief Executive Officer of Overton Moore Properties as well as one of its co-founders. He has served as CEO since 1973. Overton Moore Properties, which develops, owns and manages office, industrial and mixed-use space, is one of the top commercial real estate development firms in Los Angeles County. Mr. Moore also has been a director of Overton Moore Properties (or its predecessor) since 1973. Mr. Moore is past president of the Southern California Chapter of the National Association of Industrial and Office Parks, and is a board member of the Economic Resources Corporation of South Central Los Angeles.

       Mr. Moore's experience as a CEO of a leading commercial real estate developer gives him a broad understanding of the operational, financial and strategic issues facing our Company. By virtue of his extensive real estate experience, he brings to our Board valuable knowledge in the areas of acquisitions, development, property management and finance. In addition, Mr. Moore was chosen by our independent directors to serve as our Presiding Director and he collaborates with Mr. A. Coppola on Board matters.

       Mason G. Ross spent 35 years at Northwestern Mutual Life, an industry leading life insurance company, the final nine years of which he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, his responsibilities included the design and administration of investment compensation systems, oversight of investment risk management, and the formation of the asset allocation strategy of the investment portfolio. During his prior 27 years at Northwestern Mutual Life, he held a variety of positions including leading the company's real estate investment and private securities operations. During that time, he also served as a director of Robert W. Baird, Inc., a regional brokerage and investment banking firm, and the Russell Investment Group, an international investment management firm. Since retiring from Northwestern Mutual in 2007, he has remained active in the investment business and currently serves as a director of a private real estate development firm, a real estate consultant to a private real estate fund and as a trustee of several large private trusts. He is the past Chairman of the National Association of Real Estate Investment Managers and a former trustee of the Urban Land Institute.

       Our Board values the 38 years of investment experience of Mr. Ross and his extensive involvement in commercial real estate. His real estate financing expertise acquired over a 25 year period of providing real estate financing for all types of properties provides our Board with important knowledge in considering our Company's capital and liquidity needs. As a newly-elected Board member, Mr. Ross also provides a fresh perspective to our Board's deliberations.

       Dr. William P. Sexton is Vice President, Emeritus, University Relations of the University of Notre Dame and assumed this position in 2003. From 1983 through 2003, Dr. Sexton was Vice President, University Relations of the University of Notre Dame and a member of the Budget and Finance Committees of the University where he oversaw fiscal, internal control, personnel, budget and capital matters. After serving in this role for 20 years, he returned to teaching full time in the College of Business. He is a Full Professor in the Management Department and teaches in the University's Executive MBA Program. Dr. Sexton has been employed as a professor in the Management Department of the Business School at Notre Dame since 1966. Dr. Sexton also serves as chairman of the audit committee of a privately held company.

       Our Board values Dr. Sexton's extensive business experience and knowledge gained from his positions as both a professor and officer of the University of Notre Dame. Our Board believes Dr. Sexton's background in management, finance and education not only supplements the experiences of our other directors but also provides a different and informative viewpoint to Board matters.

The Board of Directors and its Committees

       Board of Directors.    Our Company is managed under the direction of a Board of Directors composed of nine members. A majority of our current Board members are independent directors under the requirements set forth in our Director Independence Standards that comply with the Corporate Governance Standards of the NYSE Rules. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE Rules and categorical standards that identify permissible immaterial relationships between our directors and our Company and our executive officers. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance." Our Board of Directors met nine times in 2009. Each of our directors attended all Board meetings, except Mr. Hubbell missed two meetings and Mr. Anderson, Mr. E. Coppola and Mr. Ross each missed one meeting. In addition, each director attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2009.

       Director Independence.    For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) or our executive officers. Our Board has established Director Independence Standards to assist it in determining director independence. Our Board has determined that the following six current non-employee directors do not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) or our executive officers and each is an independent director under our Director Independence Standards: Messrs. Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton. Messrs. A. Coppola, E. Coppola and Anderson are not independent directors because they are current executive-level employees of our Company.

       Executive Committee.    The Executive Committee of our Board of Directors consists of Messrs. Moore and A. Coppola and has such authority as is delegated by our Board and as permitted under applicable law, including authority to negotiate and implement acquisitions and to execute certain contracts and agreements with unaffiliated third parties. The primary purpose of the Executive Committee is to exercise the powers and duties of our Board between Board meetings and to implement the policy decisions of our Board on matters not delegated to other committees. Mr. A. Coppola is the chairperson. The Executive Committee met one time during 2009.

       Audit Committee.    The Audit Committee consists of Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton, each of whom is an independent director and meets the independence requirements for audit committee members under the NYSE Rules and the Securities Exchange Act of 1934, as amended, or "Exchange Act." Ms. Laing is the chairperson of the Committee and has been designated by our Board as an Audit Committee financial expert. The Audit Committee met nine times during 2009 with all members attending each meeting.

       Under the terms of the Audit Committee charter, the purpose of this Committee is to assist our Board in overseeing the accounting and financial reporting processes and the audits of our financial statements, including the integrity of our financial statements, the compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, and the performance of our independent public accountants and internal audit function. The Committee's duties include:

  (1)
  appointing, evaluating and, where appropriate, replacing our independent public accountants,

  (2)
  reviewing our financial statements with management and our independent public accountants,

  (3)
  reviewing and approving with our independent public accountants the scope and results of the audit engagement,

  (4)
  pre-approving audit and permissible non-audit services provided by our independent public accountants,

  (5)
  reviewing the independence of our independent public accountants,

  (6)
  reviewing the adequacy of our internal accounting controls, and

  (7)
  reviewing and approving related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below.

       Compensation Committee.    The Compensation Committee consists of Messrs. Moore and Ross, Ms. Laing and Dr. Sexton, each of whom is an independent director. Mr. Moore is the chairperson of this Committee. The Compensation Committee met six times during 2009. On June 8, 2009, Mr. Ross was appointed to the Committee and Mr. Cownie's appointment concluded. All members attended each meeting that occurred during their respective time on the Committee in 2009. As outlined in its charter, the Compensation Committee has the following duties and responsibilities:

  (1)
  approving and evaluating our director and executive officer compensation plans, policies and programs,

  (2)
  reviewing annually our overall compensation structure and philosophy,

  (3)
  reviewing and approving compensation for our executive officers,

  (4)
  reviewing and recommending to our Board director compensation, and

  (5)
  administering certain of our employee benefit and stock plans.

       The Compensation Committee charter provides that the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation, including approving their fees and terms. The Compensation Committee has periodically engaged Towers Watson, a nationally recognized, independent compensation consulting firm, to conduct compensation studies. The Compensation Committee did not retain a compensation consultant to assist it in determining the compensation levels of our executive officers and directors for 2009 but has retained Towers Watson to assist in determining the compensation programs and practices for our executive officers and directors for 2010. Towers Watson provides no other consulting services to our Company.

       Mr. A. Coppola also generally attends the Compensation Committee meetings and provides his recommendations with respect to the compensation paid to the other executive officers. While Mr. A. Coppola's input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our Company's executive officers. See "Compensation Discussion and Analysis." The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to only consist of independent directors. No subcommittee has been formed.

       Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Cownie, Hubbell, Moore and Ross, each of whom is an independent director. Mr. Hubbell serves as chairperson. The Nominating and Corporate Governance Committee met three times in 2009 and all members attended each meeting, except Mr. Hubbell missed one meeting. Mr. Ross was appointed to the Committee on June 8, 2009. The Nominating and Corporate Governance Committee operates under a charter which provides that the Committee will:

  (1)
  assist our Board by identifying individuals qualified to become Board members and recommend to our Board nominees for election as director by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings,

  (2)
  recommend adoption of and changes to our Guidelines on Corporate Governance,

  (3)
  lead our Board in its annual review of the performance of our Board and our committees,

  (4)
  recommend to our Board director nominees for each Board committee, and

  (5)
  perform such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management.

       Committee Charters.    The charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing-Corporate Governance."

       Related Party Transaction Policies and Procedures.    The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply to any transaction or series of transactions in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any director, executive officer, stockholder of more than 5% of our Common Stock and any immediate family member thereof. Under the policies, transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party's interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company.

       Risk Oversight.    One of the principal functions of our Board of Directors is to provide oversight concerning our Company's assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management therefore provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, material litigation and regulations, including any material risk to the Company relating to such matters.

       Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

         Audit Committee.    As required by the NYSE Rules, our Audit Committee is responsible for periodically discussing our Company's overall risk assessment and risk management policies with management, our Company's internal auditors and our independent accountants as well as our Company's plans to monitor, control and minimize such risk and exposure. Our Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

         Compensation Committee.    Our Compensation Committee is responsible for overseeing our Company's assessment and management of risk related to our Company's compensation plans, policies and overall philosophy.

         Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

       At each regular meeting of our Board of Directors, the chairperson of the committees report to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and any outside advisors regarding any matter.

       Director Selection Process.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. This Committee will make the final recommendations of candidates to our Board for nomination.

       Our Board of Directors has a policy that stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee c/o our Secretary. The submissions must be made in accordance with the advance notice and information requirements set forth in our bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Committee may determine is appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under "Investing-Corporate Governance."

       Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under "Director Selection Process" and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company's business and affairs.

       Board Leadership Structure.    Our Company's Guidelines on Corporate Governance provide that our Board is free to make its choice for Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that depending on the circumstances another leadership model might be appropriate. Our Board therefore believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

       Our Board currently combines the role of Chairman of the Board and the role of CEO, but couples this with the Presiding Director position to further strengthen our governance structure. This structure was part of our Company's long-term succession planning following the retirement of Mr. Mace Siegel as Chairman in 2008. At that time, our Board determined that it was in the best interests of our Company and stockholders to have Mr. A. Coppola become Chairman as well as retain his CEO position. Our Board believes this structure provides an efficient and effective leadership model for our Company given Mr. A. Coppola's strong leadership and extensive knowledge of our Company. Combining the Chairman and CEO roles in the case of Mr. A. Coppola serves as a bridge between the Board and management and fosters clear accountability, effective decision making and alignment on corporate strategy.

       To ensure independent oversight, we have a strong Presiding Director role as well as executive sessions of the independent directors after every Board meeting. Our Presiding Director, Mr. Moore, has been designated by our independent directors and collaborates with our CEO on a regular basis. The role of the Presiding Director is to prepare with our CEO our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly scheduled quarterly Board meeting. The non-management directors met four times in 2009. Each non-management director is an independent director.

       Attendance at Stockholders' Meetings.    Our Board encourages directors in the Santa Monica area at the time of the stockholders' meeting to attend the meeting. Our Board does not require director attendance at our stockholders' meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. At our 2009 annual stockholders' meeting, a total of three of our directors and two of our executive officers attended.

       Contact Our Board.    Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Presiding Director for our non-management directors, by sending an email as follows:

    Board of Directors—boardofdirectors@macerich.com
    Non-Management Directors—nonmanagementdirectors@macerich.com
    Presiding Director of the Non-Management Directors—presidingdirector@macerich.com

       Such communications may be anonymous and also may be submitted in writing in care of:

    Attention: Secretary
    The Macerich Company
    401 Wilshire Blvd., Suite 700
    Santa Monica, CA 90401

       All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

       Codes of Ethics.    Our Company expects that all of our directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE Rules. In addition, our Company has adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. In accordance with applicable SEC rules and NYSE Rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to executive officers and directors, to the extent required, on our website at www.macerich.com under "Investing-Corporate Governance." Each of these Codes of Conduct is available on our website at www.macerich.com under "Investing-Corporate Governance."

Compensation of Directors

       Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. The Compensation Committee generally reviews director compensation annually. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. A. Coppola, Anderson and E. Coppola are the only directors who are also employees of our Company or a subsidiary. Subject to elections under our Director Phantom Stock Plan, the following sets forth the compensation structure which was in place for our non-employee directors for 2009 and had been in place since January 26, 2006:

       Annual Retainer for Service on our Board—$40,000, payable in quarterly installments, plus 1,000 shares of restricted stock are automatically granted in March of each year, vesting over three years.

       Board Meeting Fees—$1,000 for each meeting attended and $500 for each telephonic meeting attended.

       Committee Meeting Fees—$1,000 for each meeting attended and $500 for each telephonic meeting attended, unless the committee meeting is held on the day of a meeting of our Board of Directors.

       Annual Retainer for Chairman of the Audit Committee—$20,000.

       Annual Retainer for Chairman of the Compensation Committee—$10,000.

       Annual Retainer for Chairman of the Nominating and Corporate Governance Committee —Twice the amount of any meeting fees paid to the committee members.

       Initial Restricted Stock Grant—Upon joining our Board of Directors, 500 shares of restricted stock are granted, vesting over three years.

       Expenses—The reasonable expenses incurred by each director (including employee directors) in connection with the performance of the director's duties are also reimbursed by our Company.

       Each grant of restricted stock to our non-employee directors in 2009 was made pursuant to our 2003 Incentive Plan. In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation and to receive that compensation (to the extent that it is actually earned by service during that period) in shares of Common Stock rather than in cash after termination of service or a predetermined period. Such compensation includes the annual retainer, regular meeting fees and special meeting fees. Every current non-employee director during his or her term of service has elected to receive all or a portion of such compensation in Common Stock. Deferred amounts are credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, after a change in control event, the termination of his or her services as a director.

       Effective January 1, 2010, our Board of Directors, based on the recommendation by the Compensation Committee, revised the compensation structure for our non-employee directors as follows:

       Annual Retainer for Service on our Board—$60,000, payable in quarterly installments, plus shares of restricted stock equal to $75,000 based upon the closing price of our common stock on the date of the grant, are automatically granted in March of each year, vesting over three years.

       Annual Retainer for Chairman of the Audit Committee—$25,000.

       Annual Retainer for Chairman of the Compensation Committee—$25,000.

       Annual Retainer for Chairman of the Nominating and Corporate Governance Committee —$25,000.

       Annual Committee Membership—$12,500 per committee for non-chair members.

       The Board and committee meeting fees as well as the initial 500 share restricted stock grant referred to above have been eliminated.

       The following table summarizes the compensation paid, awarded or earned with respect to each of our non-employee directors during 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
James S. Cownie	56,000	7,170	—	—	—	18,647	(3)	81,817
Fred S. Hubbell	54,000	7,170	—	—	—	—		61,170
Diana M. Laing	76,000	7,170	—	—	—	—		83,170
Stanley A. Moore	62,500	7,170	—	—	—	—		69,670
Mason G. Ross	27,027	10,365	—	—	—	—		37,392
Dr. William P. Sexton	57,500	7,170	—	—	—	—		64,670
Mace Siegel(4)	22,500	7,170	—	—	—	494,000	(5)	523,670

(1)
Pursuant to our Director Phantom Stock Plan, each director, except Messrs. Ross and Siegel, elected to defer fully the receipt of cash compensation consisting of the annual retainer, regular meeting fees and special meeting fees for 2009 and to receive such compensation in Common Stock at a future date. Mr. Ross elected to defer 50% of his annual retainer and regular meeting fees and 100% of his special meeting fees for 2009. Therefore, for 2009 compensation, Messrs. Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton were credited with 514, 859, 1,042, 680, 951 and 293 stock units, respectively, which vested during 2009 as the service was provided. The amount shown for Mr. Ross represents the prorated share of his director fees beginning June 8, 2009, the date he was elected as a director. The amount shown for Mr. Siegel represents the prorated share of his director fees through June 8, 2009, the date his term as a director expired.

(2)
The amounts shown represent the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as "FASB ASC Topic 718," of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2009 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 21 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010.

Except for Mr. Ross, each of our non-employee directors received 1,000 shares of restricted stock on March 6, 2009 under our 2003 Incentive Plan. The closing price of our Common Stock on that date was $7.17. Mr. Ross received 500 shares of restricted stock upon joining our Board on June 8, 2009. The closing price of our Common Stock on that date was $20.73.

As of December 31, 2009, our non-employee directors held the following number of unexercised stock options, unvested shares of restricted stock and unpaid stock units:

Name	Unexercised Options (#)(6)	Unvested Shares of Restricted Stock (#)	Stock Units (#)
James S. Cownie	15,977	2,000	35,666
Fred S. Hubbell	—	2,000	33,708
Diana M. Laing	2,662	2,000	9,581
Stanley A. Moore	—	2,000	34,829
Mason G. Ross	—	500	730
Dr. William P. Sexton	10,651	2,000	36,634
Mace Siegel	—	1,000	—
(3)
Represents the premium paid by our Company for Mr. Cownie's health insurance.

(4)
Mr. Siegel's term as a director expired on June 8, 2009.

(5)
Represents the consulting fees Mr. Siegel earned during 2009. Effective September 5, 2008, Mr. Siegel entered into a consulting agreement with our Company to provide upon request his advisory services to Messrs. Arthur and Edward Coppola until August 13, 2013. He is entitled to receive a monthly consulting fee of $41,167.

(6)
The number of options reflects certain anti-dilutive adjustments under our 2003 Incentive Plan.

Executive Officers

       The following table sets forth the names, ages and positions of our executive officers and the year each became an officer. Executive officers serve at the pleasure of our Board of Directors. No executive officer has an employment agreement with our Company. On March 26, 2010, our Company entered into a Separation Agreement and Release of Claims or the "Separation Agreement" whereby Mr. Grossi will resign from all employment with our Company effective as of April 30, 2010 as more fully described on page 49 of this Proxy Statement.

Name	Age	Position	Officer Since
Arthur M. Coppola	58	Chairman of the Board of Directors and Chief Executive Officer	1993
Dana K. Anderson	75	Vice Chairman of the Board of Directors	1993
Edward C. Coppola	55	President	1993
Thomas E. O'Hern	54	Senior Executive Vice President, Chief Financial Officer and Treasurer	1993
Tony Grossi	51	Senior Executive Vice President, Chief Operating Officer and Chief Economist	2007
Richard A. Bayer	60	Senior Executive Vice President, Chief Legal Officer and Secretary	1994
John M. Genovese	49	Executive Vice President, Development	1997
Randy L. Brant	57	Executive Vice President, Real Estate	2001
Tracey P. Gotsis	43	Executive Vice President, Marketing and Development	2002

       The following table sets forth, as of March 1, 2010, the number of shares of our Common Stock and OP Units beneficially owned by each of the executive officers named in the Summary Compensation Table on page 33 of this Proxy Statement, whom we refer to as our "named executive officers."

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)		Percent of Common Stock(3)
Arthur M. Coppola	98,566(4)(5)	*	1,632,900	(6)	1.76%
Edward C. Coppola	250,496(7)(8)	*	966,390	(9)	1.25%
Thomas E. O'Hern	105,716(10)	*	42,382	(11)	*
Tony Grossi	45,737(12)	*	58,951	(13)	*
Richard A. Bayer	67,218(14)	*	40,128	(15)	*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(4)
Includes 481 shares held by Mr. A. Coppola as custodian for his minor child.

(5)
Includes 88,449 stock units that vested on March 15, 2010. In addition to the securities disclosed in the above table, Mr. A. Coppola has 176,899 stock units that will vest after April 30, 2010 and 101,192 SARs that will vest on March 15, 2011 under our 2003 Incentive Plan.

(6)
Includes 1,571,595 OP Units, 20,435 vested service-based LTIP Units and 20,435 service-based LTIP Units that vested on March 15, 2010. Also includes 20,435 service-based LTIP Units that will vest after April 30, 2010.

(7)
Includes 74,484 stock units that vested on March 15, 2010 and 3,320 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. In addition to the securities disclosed in the above table, Mr. E. Coppola has 148,967 stock units that will vest after April 30, 2010 and 71,900 SARs that will vest on March 15, 2011 under our 2003 Incentive Plan.

(8)
Includes 38,907 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 4,991 shares held by Mr. E. Coppola as custodian for his children. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(9)
Includes 950,297 OP Units, 5,364 vested service-based LTIP Units and 5,364 service-based LTIP Units that vested on March 15, 2010. Also includes 5,365 service-based LTIP Units that will vest after April 30, 2010.

(10)
Includes 38,406 stock units that vested on March 15, 2010 and 3,351 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan. Also includes 5,455 shares held by

  Mr. O'Hern as custodian for his minor children. In addition to the securities disclosed in the above table, Mr. O'Hern has 76,811 stock units that will vest after April 30, 2010 and 58,585 SARs that will vest on March 15, 2011 under our 2003 Incentive Plan.

(11)
Includes 28,588 OP Units, 4,598 vested service-based LTIP Units and 4,598 service-based LTIP Units that vested on March 15, 2010. Also includes 4,598 service-based LTIP Units that will vest after April 30, 2010.

(12)
Includes 41,897 stock units that vested on March 15, 2010. In addition to the securities disclosed in the above table, Mr. Grossi has 83,794 stock units that will vest after April 30, 2010. Pursuant to the Separation Agreement, Mr. Grossi's unvested stock units and unvested service-based LTIP Units (described in footnote (13) below) will continue to vest in accordance with their original vesting schedules. In addition, he has 63,911 SARs that will be forfeited upon his resignation effective as of April 30, 2010.

(13)
Includes 43,624 vested performance-based LTIP Units, 5,109 vested service-based LTIP Units and 5,109 service-based LTIP Units that vested on March 15, 2010. Also includes 5,109 service-based LTIP Units that will vest after April 30, 2010.

(14)
Includes 34,914 stock units that vested on March 15, 2010 and 3,351 shares of Common Stock held for Mr. Bayer under our 401(k)/Profit Sharing Plan. 32,942 shares of this share amount are pledged as collateral for a line of credit. In addition to the securities disclosed in the above table, Mr. Bayer has 69,829 stock units that will vest after April 30, 2010 and 53,259 SARs that will vest on March 15, 2011 under our 2003 Incentive Plan.

(15)
Includes 27,867 OP Units, 4,087 vested service-based LTIP Units and 4,087 service-based LTIP Units that vested on March 15, 2010. Also includes 4,087 service-based LTIP Units that will vest after April 30, 2010.

         Biographical information concerning Messrs. A. Coppola, Anderson and E. Coppola is set forth above under the caption "Information Regarding Nominees and Directors."

         Thomas E. O'Hern became one of our Senior Executive Vice Presidents in September 2008 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and was with that firm from 1978 through 1984. Mr. O'Hern is a member of the Board of Directors and the audit committee chairman of Douglas Emmett, Inc., a public REIT, is a trustee for Little Company of Mary Hospital Foundation and is a board member of several other non-profit philanthropic and academic organizations.

         Richard A. Bayer joined our Company in May 1994, and has been our Chief Legal Officer since January 2005, our Secretary since July 1994 and one of our Senior Executive Vice Presidents since September 2008. Mr. Bayer was our General Counsel from July 1994 until January 2005 and one of our Executive Vice Presidents from December 1998 through September 2008. Prior to joining our Company, Mr. Bayer spent 11 years in the Real Estate Department of the national law firm of O'Melveny & Myers LLP where he specialized in representing corporate, banking and entertainment clients in multi-property and multi-state purchase and sale, financing, leasing, development and M&A transactions. From 1972 to 1983, Mr. Bayer served in a series of professional positions at the University of California, San Diego, including Resident Dean of Revelle College and Associate Dean of Students. He is a member of the Board of Visitors of his alma mater, the University of San Diego School of Law.

         Tony Grossi was elected Senior Executive Vice President in September 2008 and has been our Chief Operating Officer and Chief Economist since January 2007. Mr. Grossi served as one of our Executive Vice Presidents from January 2007 through September 2008. Pursuant to the Separation Agreement, Mr. Grossi will resign from all employment with our Company effective as of April 30, 2010. Prior to joining our Company, Mr. Grossi had been the Executive Vice President, Operations of The Cadillac Fairview Corporation Limited since 2002 where he was responsible for leading Cadillac Fairview's Canadian and United States real estate operations, encompassing five regional portfolios, national operations, marketing, tenant relations and property tax. Mr. Grossi joined Cadillac Fairview in 1985 and prior to his becoming Executive Vice President, Operations, was Senior Vice President of the Greater Toronto Area Portfolio from 1995 through 2001. Cadillac Fairview is one of North America's largest investors, owners and managers of commercial real estate.

         John M. Genovese was elected our Executive Vice President of Development in December 2007 and is responsible for the strategic direction and management of projects in our development pipeline. Mr. Genovese joined our Company in 1997 as a Vice President and became a Senior Vice President of Development in 1999. During his 12 years, Mr. Genovese has directed redevelopments, expansions and renovations for more than 37 properties in our portfolio. Mr. Genovese is a member of The International Council of Shopping Centers where he served as Chairman of the 2008 ICSC CenterBuild Conference, is a member of the Admission and Governing Committee for the ICSC Certified Development, Design and Construction Professional Designation, is the Director of the ICSC CenterBuild Advisory Council and is a lecturer at the ICSC John T. Riordan School for Professional Development. He also served as Dean for the School of Development, Design and Construction at the 2008 ICSC University of Shopping Centers held at the University of Pennsylvania Wharton School and is a lecturer at the school. In addition, Mr. Genovese is a member of the Board of Directors of The Los Angeles Business Council.

         Randy L. Brant joined our Company in 2001 as our Senior Vice President of Development Leasing and was elected our Executive Vice President of Real Estate in December 2007. Mr. Brant directs department store and theater leasing for projects in our development and redevelopment pipeline. He has over 31 years of experience in the retail industry, specializing in upscale and entertainment-driven retail developments. Before joining our Company, he was President of Gordon/Brant, LLC, an international developer specializing in entertainment-oriented retail centers known for creating the first two phases of The Forum Shops at Caesar's Palace. Mr. Brant also previously served as Vice President of Real Estate for Simon Property Group and Vice President of Leasing for Forest City Enterprises. Mr. Brant began his career with the Ernest Hahn Company, where he was manager of shopping centers and went on to become Vice President of Leasing for the portfolio.

         Tracey P. Gotsis joined our Company with the acquisition of Westcor in July 2002. She has been our Executive Vice President of Marketing and Development since December 2007, and is responsible for corporate branding and marketing, public relations and public affairs, research and retailer marketing, as well as marketing strategies for all properties in our portfolio. Ms. Gotsis also served as a Senior Vice President of Marketing from June 2003 to December 2007, prior to which she directed marketing and marketing development efforts during her tenure with Westcor. She serves on the Executive Board of Fresh Start Women's Foundation, the Board of Directors of the Arizona Cancer Research Center, the Northern Arizona Alumni Association Board, and is an active member of Greater Phoenix Leadership and International Council of Shopping Centers.

       The following Report of the Compensation Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

 Compensation Committee Report

       The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2009 and this Proxy Statement for our 2010 Annual Meeting of Stockholders.

The Compensation Committee
Stanley A. Moore, Chairman Diana M. Laing Mason G. Ross Dr. William P. Sexton

Compensation Discussion and Analysis

       The Compensation Committee.    The Compensation Committee or the "Committee" reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Messrs. Moore and Ross, Ms. Laing and Dr. Sexton.

       The Committee has at various times retained independent compensation consultants to assist in the development and review of our compensation programs for our executive officers and directors. Since 2005, the Committee has retained Towers Watson periodically to provide reviews of the various elements of our director and executive officer compensation programs. The Committee did not retain a compensation consultant to assist it in determining the compensation levels of our named executive officers for 2009 but has retained Towers Watson to assist in determining the compensation programs and practices for our executive officers and directors for 2010. Towers Watson provides no other consulting services to our Company.

       In addition, Mr. A. Coppola also generally attends the Compensation Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our Company's executive compensation program, including the compensation for our other named executive officers. Given his knowledge of our executive officers and our business, the Committee believes that Mr. A. Coppola's input is an integral and vital part of the compensation process and therefore values his recommendations. The Committee though is responsible for approving the compensation for all of our named executive officers.

       Objectives of the Executive Compensation Program.    Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Committee believes strongly in linking compensation to performance, and our compensation program includes meaningful pay-for-performance components. Although the Committee has established an executive compensation program that is intended to deliver total pay primarily linked to overall business results, it also recognizes individual performance. With this type of program, the Committee believes it can attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders. The Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company. All equity awards are granted under our 2003 Incentive Plan which was approved by our stockholders. The Committee does not have a policy to allocate a specific portion of compensation to our named executive officers between either cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive.

       Elements of the Program.    Our executive compensation program includes three principal elements, each of which is intended to serve our overall compensation philosophy. The following provides more detailed information regarding each principal program element.

         A.    Base Salary.    The executive's base salary is intended to create a minimum level of fixed compensation based on the experience and position of the executive. The base salary of each named executive officer is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, competitive pay levels, general economic conditions and/or other factors deemed relevant by the Committee.

         B.    Annual Incentive Compensation Plan.    Our Company has an annual incentive compensation program for executive officers, other senior officers and key employees under which bonuses, which may be paid in the form of cash and/or equity awards, are granted in the Committee's discretion to reflect corporate and individual performance during the prior calendar year. The objective of this annual incentive compensation plan is to motivate and reward executives for performance that benefits our Company and our stockholders and to recognize the contributions of our key employees.

         Corporate Performance.     In general, approximately 50-70% of the annual incentive compensation award is based on overall corporate performance which the Committee believes provides an appropriate link between executive compensation and our Company's performance. Measures of performance considered by the Committee in determining corporate performance may include funds from operations per share, net operating income, total stockholder return, sales per square foot, occupancy and the successful completion of acquisitions, dispositions, joint ventures, developments, redevelopments, financings, offerings and other business initiatives. The Committee does not establish specific corporate performance targets that must be achieved in order for a named executive officer to earn a specific level of annual incentive compensation. Rather, the Committee retains flexibility and discretion to evaluate the Company's corporate performance for the year and awards a level of annual incentive compensation that corresponds to the level of corporate performance that the Committee determines was achieved for the year.

         Individual Performance.     Generally, approximately 30%-50% of the annual incentive compensation award focuses upon the Committee's subjective evaluation of the individual executive's performance and therefore provides executives with an incentive for superior individual performance. The Committee evaluates the annual performance of our named executive officers after review of the general goal statements prepared by the executives which outline their goals with respect to their respective area of operations for the upcoming year and beyond. The Committee examines these statements as a part of its review process but does not base its compensation decisions on achievement of any specific individual goal. Rather, these goal statements provide the Committee with a general framework to assess individual performance. As part of this process, the Committee also discusses with Mr. A. Coppola his evaluation of the named executive officers' performance as well as his performance for the year.

         Award Amounts.     The actual bonus amounts awarded to each named executive officer are determined by the Committee in its discretion based on its assessment of corporate and individual performance as described above. In reviewing corporate and individual performance, the Committee determines whether the "target performance" or "high performance" level has been achieved, which is the equivalent of "meets expectations" or "exceeds expectations."

         If, after assessing corporate and individual performance for the year, the Committee determines overall that the target performance level is achieved, annual incentive compensation generally may range from zero to a maximum of 200% of base salary (for the CEO and President) or 150% of base salary (for the other named executive officers). If the Committee believes the high performance level is met, the bonus may range from zero to a maximum of 400% of base salary (for the CEO and President) or 300% of base salary (for the other named executive officers). Actual awards under the annual incentive program are discretionary. The Committee set the annual compensation potential of Messrs. A. Coppola and E. Coppola at a higher percentage level because as the CEO and President, respectively, they are our strategic leaders and manage and direct our other named executive officers.

         For a given year, the Committee makes annual incentive compensation decisions retrospectively after the end of the year, evaluating performance during that year. The Committee's determination has historically been made in March of the following year after the release of our year-end financial information so as to provide the Committee with sufficient time to evaluate the performance of our Company and our executives for the prior fiscal year. The cash annual incentive compensation award for 2009 performance was paid on March 5, 2010 and was the same date for the cash bonus awards for our other salaried employees. Although in prior years our executives had an opportunity to elect to receive a portion of their cash bonus in the form of equity, the Committee determined it would be appropriate to pay an all cash award to provide more liquidity to our executives, including to assist them in paying the tax liability associated with the vesting of their equity holdings in our Company.

         C.    2006 LTIP/SARs.    Our Company has a long-term incentive program which provides an important means to link the interests of management and our stockholders and to encourage management to adopt a longer-term perspective. Our 2006 LTIP is designed to further align the interests of our stockholders and management by encouraging our executives to create stockholder value in a pay-for-performance structure. The Committee granted performance-based LTIP Units in 2006 to Messrs. A. Coppola, E. Coppola, O'Hern and Bayer and in 2007 to Mr. Grossi when he joined our Company. These LTIP Units vest based on our percentile ranking in terms of our total stockholder return per share of Common Stock relative to the total stockholder return of our peer REITs, as measured at the end of each year and at the end of the three-year measurement period (2007-2009). As a result, performance-based LTIP Unit grants increase focus on our long-term performance through the key stockholder performance measure of total stockholder return. (See pages 42-44 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units as well as Appendix I for the list of peer REITs.) In 2008, the Committee approved SAR grants for executive and senior officers, which are only exercisable after three years and expire after ten years, to further enhance this long-term component. Since the base price of SARs is equal to the closing stock price on the date of grant, the SARs only have value if our stock price increases after the grant date.

  Other Benefits and Agreements.

         A.    Employment Agreement.    There are no employment agreements with our named executive officers. On March 26, 2010, our Company entered into the Separation Agreement with Mr. Grossi whereby he will resign from all employment with our Company effective April 30, 2010. Mr. Grossi is entitled to certain severance benefits under the Separation Agreement as more fully described on page 49 of this Proxy Statement.

         B.    Management Continuity Agreements.    On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer. Mr. Grossi also entered into a management continuity agreement on January 8, 2007 and such agreement will terminate effective April 30, 2010. These management continuity agreements were amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended or the "Code."

         The management continuity agreements provide change of control benefits for each executive officer and are designed to promote stability and continuity of management. Each management continuity agreement has a "double trigger" feature with respect to the payment of severance benefits, which means that both a change of control and an actual or constructive termination is required in order for severance benefits to become payable, and has a "single trigger" feature with respect to the automatic vesting of outstanding unvested restricted stock, stock units, service-based LTIP Units, stock options and SARs, which means that only a change of control is required for the awards to vest. We provide single trigger vesting because we believe that the purpose of providing executives with equity incentives is to align the interests of management with our stockholders and that those interests should be enhanced and not disturbed in the context of a change of control. The triggering events for payment of severance benefits and acceleration of outstanding unvested awards were established to reflect industry practice at the time these arrangements were adopted. For a detailed description of these management continuity agreements, see pages 49-50 of this Proxy Statement.

         We believe that the management continuity agreements help to aid us in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the agreements are designed to offset the uncertainty of executives as to their own future if a change in control actually occurs. We believe that the management continuity agreements help to increase stockholder value by making the executives neutral to change in control transactions that may be in the best interests of our Company and our stockholders.

         C.    Other.    Certain of our named executive officers further participate in our deferred compensation plan available to all Vice Presidents and above who make more than $120,000 annually, and are also eligible to receive other benefits which are generally available to all salaried employees. See the "Nonqualified Deferred Compensation" table.

  Compensation for 2009 Performance.

         A.    Base Salary.

           The base salaries of Messrs. A. Coppola, E. Coppola, Grossi, O'Hern and Bayer of $950,000, $800,000, $600,000, $550,000 and $500,000, respectively, remained unchanged for 2009. The following chart shows the amount of salary paid to our named executive officers for 2009.

2009 Salary Paid

Name	Amount ($)
Arthur M. Coppola	950,000
Thomas E. O'Hern	550,000
Edward C. Coppola	800,000
Tony Grossi	600,000
Richard A. Bayer	500,000

         B.    Annual Incentive Compensation Award.

    1.           Awards Reflected in Summary Compensation Table.

           The Summary Compensation Table under "Stock Awards" for 2009 relates to the annual incentive compensation awarded to our named executives in the form of stock units for corporate and individual performance during 2008 and not for 2009 performance. Our Company has in last year's proxy statement described the basis for the amount of each of these awards granted for 2008 performance.

    2.           Awards for 2009 Performance.

           We believe that to understand the total compensation awarded for the 2009 performance of our named executive officers it is important to describe the annual incentive compensation awarded on March 5, 2010 for 2009 performance. This annual incentive compensation award is reflected in the "Summary Compensation" Table under "Bonus."

             a.    2009 Corporate Performance.    In reviewing 2009 performance, the Committee recognized that like 2008 this past year was one of the most economically difficult years in recent history. Market and economic conditions in 2009 were challenging with constrained credit conditions, market uncertainty and restrained consumer spending. Our retail real estate sector, our tenants, their customers and our stockholders were all impacted by this adverse economic environment. It was against this backdrop that the Committee conducted its review of 2009 performance.

             In reviewing 2009 results, the Committee first reviewed our overall corporate performance focusing on a variety of measures. The Committee did not assign any particular weight to any single measure or require that any particular target be achieved in order for a named executive officer to earn incentive compensation for the year. In addition, no performance targets were established for determining a target or high performance level.

             The Committee believes 2009 was an exceptional year for our Company marked by the successful implementation of the deleveraging strategy outlined by our Board and executives which significantly strengthened our balance sheet and increased our liquidity. This deleveraging strategy was multi-faceted and involved property-specific joint ventures, selected non-core asset sales, significant reduction of unsecured debt, advantageous property financings and a targeted stock offering. Overall, our Company generated more than $1.14 billion to meet our deleveraging goals. The following areas were highlighted by the Committee in determining the success of our deleveraging strategy and our 2009 corporate performance:

               (i)    Total Stockholder Return.    Our Company's total stockholder return was 129% which was the sixth highest total stockholder return of 122 REITs as reported by KeyBanc Capital Markets.

               (ii)   Joint Venture Arrangements/Non-Core Asset Sales.    Our Company capitalized on its long history of creating productive property specific partnerships which enable our Company to retain operational control of key assets. In July 2009, our Company and its longtime partner, The Cadillac Fairview Corporation Limited, formed a new joint venture whereby Cadillac Fairview acquired a 49% interest in Queens Center in New York and our Company received $152.7 million in cash. A second joint venture was established in September between our Company and GI Partners whereby GI Partners acquired a 75% interest in FlatIron Crossing in Colorado and this new transaction generated $123.8 million in cash for our Company. Also in September 2009, a third joint venture was formed between our Company and Heitman whereby Heitman acquired a 49.9% interest in both Freehold Raceway Mall in New Jersey and Chandler Fashion Center in Arizona which provided our Company $174.6 million in cash. Another component of our Company's deleveraging strategy was the sale of 25 non-core assets in 2009 which resulted in an additional $151 million in cash for our Company.

               (iii)  Equity Offering/Refinancings/Dividends/Notes.    In the fourth quarter of 2009, our Company completed a stock offering of 13.8 million shares that raised net proceeds of $383.4 million which were used to repay a portion of our $1.5 billion revolving line of credit. During 2009, more than $845 million in new financings were secured for key properties. As a result, the upcoming loan maturities in 2010 are a manageable $247.2 million on seven properties (excluding loans with extensions and refinancing transactions that have recently closed). The Committee believes that our excellent relationships with investors and lenders as developed by our executive officers helped ensure a successful stock offering and secure advantageous property refinancings in 2009. In addition, our Company elected to reduce our dividend and to pay 90% of our dividend in stock which allowed our Company to conserve $212.5 million in cash. The Committee also noted that $446 million of our unsecured term notes were retired in 2009 primarily from the proceeds from our joint venture sales and the operating cash retained through our new dividend policy. Furthermore, $89.1 million of our convertible notes were retired at a substantial discount to face value in 2009 resulting in a $29.8 million gain. By the end of 2009, our balance sheet was significantly strengthened with $845 million of capacity available under our Company's line of credit plus $164 million of cash available.

             The Committee also noted that our Company's operational results reflected a strong and resilient organization. The Committee noted the following operational highlights for 2009 corporate performance:

               (i)    Leasing.    At December 31, 2009, regional mall occupancy was 91.3% which the Committee viewed as a healthy level in light of the prevailing adverse economic conditions. The Committee also noted that releasing spreads remained strong with starting base rent on new lease signings 14% higher than the expiring base rent.

               (ii)   Redevelopment/Development.    While acknowledging and supporting the continued narrowing and redefining of our redevelopment/development opportunities,

        the Committee recognized the progress made with respect to three key redevelopment properties: Santa Monica Place, Scottsdale Fashion Square and Northgate. It was noted that the new Santa Monica Place is set to open in August 2010 with anchors Nordstrom and Bloomingdale's as well as a very strong set of retailers and restaurants, while the expansion at Scottsdale Fashion Square opened in October and included the market's first Barneys New York, and Northgate introduced the first phase of its renovation in November.

      In summary, the Committee believes 2009 was an especially strong and productive year in light of the difficult economic environment. The Committee noted our overall operational strength and management's success in meeting our deleveraging objectives which resulted in our Company being well-positioned to move forward as the economy recovers.

             b.    2009 Individual Performance.    The Committee also focused on the 2009 individual performance of our named executive officers. Mr. Arthur Coppola advised the Committee with respect to the performance of the other executives. The Committee also discussed with Mr. A. Coppola his 2009 performance. As part of this process, the Committee reviewed the general goal statements prepared by each such executive for 2009 and beyond, as well as Mr. A. Coppola's evaluation of the progress made regarding their respective goals. In determining the level of individual performance, the Committee did not pre-establish any specific performance criteria for either a target performance level or a high performance level but instead subjectively weighed with Mr. A. Coppola the accomplishments and progress of each individual.

             After this review and based on Mr. A. Coppola's recommendation, it was the Committee's view that Messrs. E. Coppola, Grossi, O'Hern and Bayer all had a very strong 2009 performance based on the role each executive played in achieving a variety of our 2009 corporate accomplishments as described above. The Committee noted the leadership of Mr. E. Coppola as he continued his integral role as a key partner and advisor to our Chairman and CEO, especially in designing and implementing our 2009 deleveraging strategy. His knowledge of capital markets and relationships with our investors and partners were critical in successfully closing our three joint venture transactions and equity offering. The Committee also highlighted Mr. Grossi's role in achieving our Company's operational results which included positive re-leasing spreads and stable occupancy levels; Mr. O'Hern's success in strengthening our balance sheet, including completing our equity offering and financing transactions as well as furthering our investor relationships; and Mr. Bayer's important accomplishments with respect to the structure and negotiations of our joint venture transactions and our ongoing legal and litigation matters. Based on this overall review of corporate and individual performance and Mr. A. Coppola's recommendation, the Committee approved a high performance level bonus for each of the above named senior executive officers. The amount of the annual incentive bonus for our President and these senior executive vice presidents was set at 400% and 300% respectively, of 2009 base salary.

             Finally, the Committee reviewed the performance of Mr. Arthur Coppola in the same manner as the other named executive officers and highlighted the following key accomplishments in what they viewed as an extremely productive year for Mr. Coppola:

               Arthur Coppola—In one of the most challenging years for our Company and businesses worldwide, the Committee believes that Mr. A. Coppola excelled in his leadership of our Company. His management and direction of our executive team was critical to the outstanding performance of our Company in 2009. The Committee considered not only his overall responsibilities for overseeing our strategic direction and management, but also his new responsibilities in his first full year as our Chairman. As Chairman, Mr. A. Coppola set a compelling multi-pronged deleveraging strategy for our Company and the Committee believes that many of our achievements in 2009 were realized in large part because of his leadership and vision. Mr. A. Coppola's strong and valuable relationships with our investing and real estate communities as well as our partners contributed to our Company's ability to successfully execute this deleveraging strategy, including the formation of our three new joint ventures and the closing of our stock offering. The Committee also believes Mr. A. Coppola provided the leadership and direction for our strong 2009 operational results which were a noteworthy achievement in last year's adverse economic environment. In addition, Mr. A. Coppola was instrumental in refocusing our efforts on key redevelopment projects to maximize potential long-term profits for our Company. As a result of these corporate and individual achievements as well as his new responsibilities as Chairman, the Committee believes that Mr. A. Coppola had an extremely strong year which warranted a high performance level bonus. His annual incentive bonus was, therefore, set at 400% of his 2009 base salary.

         The following table shows the annual incentive compensation awarded on March 5, 2010 to the named executive officers for their 2009 performance which was paid in all cash.

Annual Incentive Compensation for 2009 Performance

Name	Total Cash Bonus Amount
Arthur M. Coppola	3,800,000
Thomas E. O'Hern	1,650,000
Edward C. Coppola	3,200,000
Tony Grossi	1,800,000
Richard A. Bayer	1,500,000

         C.    Performance-Based LTIP Unit Awards.

         Each of our named executive officers was granted performance-based LTIP Units in 2006 or, in the case of Mr. Grossi, 2007. As described above, vesting of these LTIP Units is determined as of the end of each year of the three-year measurement period (2007-2009) as well as at the end of the three-year measurement period based on the percentile ranking of our total stockholder return as compared to our peer REITs for that period. Effective December 31, 2007, 33% of these LTIP Units vested. The Committee determined in accordance with the 2006 LTIP that the remaining performance-based LTIP Units of Messrs. A. Coppola, E. Coppola, Grossi, O'Hern and Bayer vested on December 31, 2009 since (i) our 2009 total stockholder return equaled or exceeded the 70th percentile of the total stockholder return of our peer REITs as a group during the same period and (ii) our 2007 - 2009 stockholder return equaled or exceeded the 60th percentile of the total stockholder return of our peer REITs as a group during the same period. See pages 42-44 of this Proxy Statement for detailed information about the definition of total stockholder return and the vesting of performance-based LTIP Units as well as Appendix I for the list of peer REITs.

         The Compensation Committee continued the LTIP program for 2010 and will use the equity REITs of the FTSE NAREIT Index as the peer group for purposes of determining the vesting of the LTIP Units. The performance period will be from February 1, 2010 through January 31, 2011. These LTIP Units must be held until January 31, 2013 and the participants will not be entitled to distributions until the LTIP Units vest.

         D.    Risk Considerations.

         The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives' annual bonuses are determined in the Committee's discretion based on its consideration of a variety of corporate and individual performance factors as described above. Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success without putting undue emphasis on any particular performance measure, and that it does not encourage unnecessary or excessive risk taking.

         A significant portion of the compensation provided to our named executive officers is in the form of equity awards that are important to help further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and since grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described above, our current practice is to grant executives LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards provide additional incentives for executives to create value for our stockholders and, together with the executives' equity ownership in our Company pursuant to our stock ownership guidelines as described below, help further link their interests with those of our stockholders.

       Accounting and Tax Issues.    The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

         LTIP Units.     As described on pages 42-43 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as "profits interests" for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our Operating Partnership's common units of limited partnership with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of "book-up gains" attributable to appreciation of the Operating Partnership's assets. In 2009, the Committee recommended and our Board of Directors approved an amendment to the Operating Partnership's agreement of limited partnership to modify the procedure for allocating "book-up gains" to the LTIP Units for federal income tax purposes. Under the amendment, LTIP Units, regardless of when they were issued, are eligible to share in allocable "book-up gains" since the most recent book-up or book-down of the limited partners' capital accounts.

         Section 162(m).     The Committee's policy with respect to Section 162(m) of the Code has been to make reasonable efforts to design compensation arrangements such that compensation, in the ordinary course, is deductible while preserving the ability to pay incentive compensation that may not be deductible if such compensation in its view is appropriate to incentivize and reward our executives relative to their performance. As the Committee in recent years has increased the use of equity awards as a form of incentive compensation, an increasing proportion of the compensation paid to our named executive officers has exceeded the $1,000,000 limitation imposed by Section 162(m). Generally, our equity awards have not been structured to meet the deductibility requirements of Section 162(m) of the Code; consequently, the regular and cumulative vesting, or any accelerated vesting, of one or more awards can result in non-deductible compensation. However, as long as we continue to qualify as a REIT under the Code, the payment of non-deductible compensation should not have material adverse consequences for our Company so long as we continue to distribute at least 90% of our taxable income.

       Stock Ownership Policies.    Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established (1) a policy that all non-employee directors own at least the lesser of (i) 10,000 shares or (ii) $300,000 of Common Stock by the fourth anniversary of the director's election to our Board and (2) a policy that, within three years of becoming an executive officer, the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer own Common Stock with a value equal to five times their respective base salaries and that the other named executive officers own Common Stock with a value equal to three times their respective base salaries. These policies also set forth the forms of equity interests in our Company which will count toward stock ownership and allow the Board to approve exceptions from time to time. All of our directors and named executive officers met these stock ownership policies as of the measurement date of January 1, 2010.

Executive Compensation

       The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers, as of December 31, 2009, the aggregate compensation paid, awarded or earned with respect to such persons in 2007, 2008 and 2009. Amounts shown in the columns titled "Stock Awards" and "Option Awards" in the table below reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arthur M. Coppola,	2009	950,000		3,800,000	952,548	—	—	—	115,243	5,817,791
Chairman of the Board of	2008	907,692		1,422,452	2,250,027	729,600	—	—	140,763	5,450,534
Directors and Chief Executive Officer	2007	750,000		1,500,000	1,125,000	—	—	—	124,177	3,499,177
Thomas E. O'Hern,	2009	550,000		1,650,000	413,606	—	—	—	92,881	2,706,487
Senior Executive Vice	2008	528,846		617,644	506,279	422,400	—	—	61,975	2,137,144
President, Chief Financial Officer and Treasurer	2007	450,000		337,500	506,209	—	—	—	42,405	1,336,114
Edward C. Coppola,	2009	800,000		3,200,000	802,146	—	—	—	116,776	4,918,922
President	2008	677,885		1,197,854	590,659	518,400	—	—	82,097	3,066,895
	2007	525,000		393,750	590,623	—	—	—	42,898	1,552,271
Tony Grossi,	2009	600,000		1,800,000	451,207	—			52,668	2,903,875
Senior Executive Vice	2008	578,846		673,793	562,553	460,800	—	—	169,367	2,445,359
President, Chief Operating Officer and Chief Economist(7)	2007	471,154	(7)	375,000	2,468,264	—	—	—	145,497	3,459,915
Richard A. Bayer,	2009	500,000		1,500,000	376,006	—	—	—	57,290	2,433,296
Senior Executive Vice	2008	478,846		561,494	450,005	384,000	—	—	98,143	1,972,488
President, Chief Legal Officer and Secretary	2007	400,000		300,000	449,963	—	—	—	84,976	1,234,939

(1)
Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See "Nonqualified Deferred Compensation" table. Effective March 2, 2008, the base salaries for Messrs. A. Coppola, O'Hern, E. Coppola, Grossi and Bayer were increased to $950,000, $550,000, $675,000, $600,000 and $500,000, respectively. In connection with Mr. E. Coppola's promotion to President on September 4, 2008, his salary was raised to $800,000.

(2)
Bonus and Stock Awards Reported in Year 2009
The year 2009 reflects the annual incentive compensation award for our named executive officers for 2009 under the "Bonus "column as well as part of the annual incentive compensation award for 2008 under the "Stock Awards" column because of the different treatment in reporting cash and equity awards under the SEC rules. As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for our named executive officers for 2009 were paid in cash. Under SEC rules, cash awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid, while equity awards are reported in the table for the year that they are awarded regardless of when they are earned. Accordingly, the cash bonuses paid to our named executive officers for 2009 performance are reported in the "Bonus" column for 2009. These cash bonuses were paid in 2010 and were the only incentive awards granted in cash or equity to each executive for their 2009 performance. As described below, the amount in the "Stock Awards" column for 2009 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2009 for each executive's performance in 2008.

  Bonuses Reported in Years 2008 and 2007

         a.     Background.    For 2008 and 2007, the annual incentive compensation awards were to be paid 50% in cash and 50% in the form of an equity award. However, pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants were offered the opportunity to elect to receive all or a portion of the cash component in the form of an equity award that would vest over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he received an equity award that had a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he would otherwise have received in cash. Each of the named executive officers elected in advance for 2008 and 2007 to receive the cash portion of his annual incentive compensation award in the form of equity.

         b.     2008.    The "Bonus" column for 2008 shows the amount of the cash bonus awarded for 2008 performance even though the executives elected to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received additional equity in lieu of their cash bonus. For this award, however, the Compensation Committee determined that a portion of the equity award would be paid in cash to preserve share capacity under our 2003 Incentive Plan. Accordingly, the amount reported in the "Bonus" column for 2008 includes both the amount paid in cash and the amount paid in equity in lieu of cash. The remainder of the annual incentive compensation award for 2008 performance was paid in the form of a stock unit award granted in March 2009 and that vests over three years. See the "Stock Awards" column for 2009 and footnote (3) below and the Grants of Plan-Based Awards Table below.

         c.     2007.    The "Bonus" column for 2007 shows the amount of the cash bonus awarded for 2007 performance even though the executives elected to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received additional equity in lieu of their cash bonus. The equity awards were granted on March 7, 2008 for 2007 performance. The entire annual incentive compensation award for 2007 performance was paid in the form of a service-based LTIP Unit award granted in March 2008 and that vests over three years. See the "Stock Awards" column for 2008 and footnote (3) below.

(3)
As described above, the equity awards reflected in this column relate to the annual incentive compensation award granted to each executive for his performance during the prior year, except for the equity award granted to Mr. Grossi in 2007 in connection with the commencement of his employment as Chief Operating Officer.

The amounts under the "Stock Awards" column represent (i) the aggregate grant date fair value of equity awards granted to the executive during the year, computed in accordance with FASB ASC Topic 718 less (ii) the cash portion of the annual incentive compensation award each executive elected to convert into equity under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program which amount is otherwise reported under the "Bonus" column in the previous year (which corresponds to the year such amount was earned by the executive). These amounts reflect the following types of equity awards that generally vest over three years:

  (i)
  For 2009, stock unit awards granted for 2008 performance under our 2003 Incentive Plan, which include stock units that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 21 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010;

    (ii)
    For 2008, service-based LTIP Units granted for 2007 performance under our 2006 LTIP and 2003 Incentive Plan, which include LTIP Units that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009;

    (iii)
    For 2007 and for all named executive officers except Mr. Grossi, restricted stock awards granted for 2006 performance under our 2003 Incentive Plan, which include shares of restricted stock that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2008; and

    (iv)
    For Mr. Grossi for 2007, performance-based LTIP Units granted under our 2006 LTIP and 2003 Incentive Plan, which amount represents the value at the grant date based upon the probable outcome of the performance conditions. The value of Mr. Grossi's performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was $3,722,872. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2008.

    Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of awards during these years by our named executive officers.

(4)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of SAR awards granted in 2008 under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of awards during 2008 by our named executive officers. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(5)
None of the earnings on the deferred compensation were considered above-market or preferential as determined under SEC rules.

(6)
"All Other Compensation" includes the following components for 2009:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plans $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $
Arthur M. Coppola	—	—	39,382	24,189	51,672
Thomas E. O'Hern	9,200	46,687	12,805	24,189	—
Edward C. Coppola	2,370	—	49,297	24,189	40,920
Tony Grossi	10,166	7,500	16,354	18,648	—
Richard A. Bayer	9,347	4,630	20,567	22,746	—

  Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the "Nonqualified Deferred Compensation" table.

  Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

  Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive's personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less any portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and the acquisition costs.

(7)
Mr. Grossi began his employment with our Company on January 8, 2007. Pursuant to the Separation Agreement, Mr. Grossi will resign from all employment with our Company effective April 30, 2010. His annualized base salary for 2007 was $500,000.

Grants of Plan-Based Awards

       The following table provides information regarding stock units granted to our named executive officers in 2009 as their annual incentive compensation award for their performance in 2008. For information regarding the annual incentive compensation granted to our named executive officers for their 2009 performance, see pages 27-30 of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Arthur M. Coppola	3/06/09	—	—	—	—	—	—	265,348	—	—	1,902,548
Thomas E. O'Hern	3/06/09	—	—	—	—	—	—	115,217	—	—	826,106
Edward C. Coppola	3/06/09	—	—	—	—	—	—	223,451	—	—	1,602,146
Tony Grossi	3/06/09	—	—	—	—	—	—	125,691	—	—	901,207
Richard A. Bayer	3/06/09	—	—	—	—	—	—	104,743	—	—	751,006

(1)
These awards are stock units granted under our 2003 Incentive Plan and represent the annual incentive compensation award for each executive based on 2008 performance. The awards in this column also include any additional stock units that were received in lieu of cash bonuses earned for 2008 performance under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program but granted in 2009. All of these awards vest over a three-year period, with 33 1/3% of the stock units vesting in equal annual installments. Stock units have no voting rights and have dividend equivalent rights in the same amount as the dividend payable to holders of an equal number of shares of Common Stock.

(2)
The grant date fair value of these awards was calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at December 31, 2009

       The following table provides information on the holdings of our named executive officers of SARs, restricted stock, stock units and unvested service-based LTIP Unit awards as of December 31, 2009. There were no options or other unvested or unearned equity awards outstanding as of December 31, 2009.

						Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards(1)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Arthur M. Coppola	—	101,192	—	57.43	3/7/18	6,767(3)	243,274	—	—
	—	—	—	—	—	265,348(4)	9,539,261	—	—
	—	—	—	—	—	40,870(5)	1,469,277	—	—
Thomas E. O'Hern	—	58,585	—	57.43	3/7/18	3,045(6)	109,468	—	—
	—	—	—	—	—	115,217(7)	4,142,051	—	—
	—	—	—	—	—	9,196(8)	330,596	—	—
Edward C. Coppola	—	71,900	—	57.43	3/7/18	3,552(9)	127,694	—	—
	—	—	—	—	—	223,451(10)	8,033,063	—	—
	—	—	—	—	—	10,729(11)	385,708	—	—
Tony Grossi	—	63,911	—	57.43	3/7/18	125,691(12)	4,518,591	—	—
	—	—	—	—	—	10,218(13)	367,337	—	—
Richard A. Bayer	—	53,259	—	57.43	3/7/18	2,706(14)	97,281	—	—
	—	—	—	—	—	104,743(15)	3,765,511	—	—
	—	—	—	—	—	8,174(16)	293,855	—	—

(1)
This column represents SAR awards that will vest on March 15, 2011 and the number and exercise price reflect certain anti-dilutive adjustments under our 2003 Incentive Plan.

(2)
The awards in this column consist of restricted stock, stock units and service-based LTIP Units. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2009 of $35.95. Although the LTIP Units have not vested, for purposes of this table, it is assumed that one service-based LTIP Unit represents the economic equivalent of one share of Common Stock. These LTIP Units do not realize their full economic value until certain conditions are met as described on pages 42-43 of this Proxy Statement and such conditions have not yet been met.

(3)
Represents 6,767 shares of restricted stock that vested on March 31, 2010.

(4)
Includes 88,449 stock units that vested on March 15, 2010, 88,449 stock units that will vest on March 15, 2011 and 88,450 stock units that will vest on March 15, 2012.

(5)
Includes 20,435 service-based LTIP Units that vested on March 15, 2010 and 20,435 service-based LTIP Units that will vest on March 15, 2011.

(6)
Represents 3,045 shares of restricted stock that vested on March 31, 2010.

(7)
Includes 38,406 stock units that vested on March 15, 2010, 38,406 stock units that will vest on March 15, 2011 and 38,405 stock units that will vest on March 15, 2012.

(8)
Includes 4,598 service-based LTIP Units that vested on March 15, 2010 and 4,598 service-based LTIP Units that will vest on March 15, 2011.

(9)
Represents 3,552 shares of restricted stock that vested on March 31, 2010.

(10)
Includes 74,484 stock units that vested on March 15, 2010, 74,484 stock units that will vest on March 15, 2011 and 74,483 stock units that will vest on March 15, 2012.

(11)
Includes 5,364 service-based LTIP Units that vested on March 15, 2010 and 5,365 service-based LTIP Units that will vest on March 15, 2011.

(12)
Includes 41,897 stock units that vested on March 15, 2010, 41,897 stock units that will vest on March 15, 2011 and 41,897 stock units that will vest on March 15, 2012.

(13)
Includes 5,109 service-based LTIP Units that vested on March 15, 2010 and 5,109 service-based LTIP Units that will vest on March 15, 2011.

(14)
Represents 2,706 shares of restricted stock that vested on March 31, 2010.

(15)
Includes 34,914 stock units that vested on March 15, 2010, 34,914 stock units that will vest on March 15, 2011 and 34,915 stock units that will vest on March 15, 2012.

(16)
Includes 4,087 service-based LTIP Units that vested on March 15, 2010 and 4,087 service-based LTIP Units that will vest on March 15, 2011.

Option Exercises and Stock Vested

       The following table shows information for each of our named executive officers regarding the value of restricted stock (except for Mr. Grossi) and LTIP Units vested during 2009. No other types of equity awards held by our named executive officers were exercised or vested during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Arthur M. Coppola	—	—	92,828	(2)	2,325,191
Thomas E. O'Hern	—	—	40,034	(3)	1,109,874
Edward C. Coppola	—	—	46,706	(4)	1,294,830
Tony Grossi	—	—	34,337	(5)	1,094,377
Richard A. Bayer	—	—	35,586	(6)	986,539

(1)
This number includes the vesting of (i) except for Mr. Grossi, shares of restricted stock, (ii) performance-based LTIP Units and (iii) service-based LTIP Units. An individual, upon the vesting of restricted stock or LTIP Units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met as described on pages 42-43 of this Proxy Statement and such conditions have not been met for all service-based LTIP Units. These conditions have been met for all performance-based LTIP Units, except for those held by Mr. Grossi.

(2)
This number represents the vesting of 15,219 shares of restricted stock, 57,174 performance-based LTIP Units and 20,435 service-based LTIP Units.

(3)
This number represents the vesting of 6,848 shares of restricted stock, 28,588 performance-based LTIP Units and 4,598 service-based LTIP Units.

(4)
This number represents the vesting of 7,990 shares of restricted stock, 33,352 performance-based LTIP Units and 5,364 service-based LTIP Units.

(5)
This number represents the vesting of 29,228 performance-based LTIP Units and 5,109 service-based LTIP Units.

(6)
This number represents the vesting of 6,088 shares of restricted stock, 25,411 performance-based LTIP Units and 4,087 service-based LTIP Units.

Nonqualified Deferred Compensation

       Certain of our named executive officers participate in our 2005 Deferred Compensation Plan for Senior Executives, referred to as our "Deferred Compensation Plan," which also includes certain amounts deferred prior to 2005 under a predecessor plan. In addition, our Company has an Executive Officer Deferral Plan, referred to as our "Executive Officer Plan," which was suspended in 2003 and in which Messrs. A. Coppola and E. Coppola had outstanding account balances until January 2009. The following table provides information with respect to our named executive officers for these plans for the fiscal year 2009.

Name	Executive Contributions in 2009 ($)(1)	Registrant Contributions in 2009 ($)(2)	Aggregate Earnings in 2009 ($)(3)(4)	Aggregate Withdrawals/ Distributions during 2009 ($)		Aggregate Balance at 12/31/09 ($)(4)(5)
Arthur M. Coppola	—	—	—	1,984,900	(6)	—
Thomas E. O'Hern	186,749	46,687	130,514	290,475	(7)	1,072,437
Edward C. Coppola	—	—	69,047	1,628,282	(6)	288,522
Tony Grossi	30,000	7,500	21,738	—		104,021
Richard A. Bayer	18,519	4,630	36,370	641,215	(7)	31,688

(1)
The amounts in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
Our Company's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and therefore none of such amounts are reflected in the Summary Compensation Table.

(4)
Reflects amounts under our Deferred Compensation Plan. There were no amounts to report under this column for our Executive Officer Plan.

(5)
The balances shown represent compensation already reportable in the "Summary Compensation Table" in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

(6)
Reflects the distribution of the executive's outstanding balance in our Executive Officer Plan.

(7)
Reflects the amount of distributions to the executive under our Deferred Compensation Plan.

Description of Nonqualified Deferred Compensation Plan.

a.
The Deferred Compensation Plan.

       As of December 31, 2009, Messrs. O'Hern, E. Coppola, Grossi and Bayer had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary (up to 50%) and bonus (up to 100%) to be earned during the following calendar year. Our Company will credit an amount equal to the compensation deferred by a participant to that participant's deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2009, our Company matched 25% of the amount of salary and bonus deferred up to a limit of 5% of total salary and bonus.

       Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants' deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts before, at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections under the Plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a lump sum payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

b.
Executive Officer Plan.

       Until January 2009, Messrs. A. Coppola and E. Coppola had account balances under our Executive Officer Plan and all amounts in these accounts were fully vested. The Executive Officer Plan allowed eligible participants to defer a portion of their salary (up to 100%) and to receive a matching contribution equal to a discretionary percentage of the amount of salary deferred by the participant. Our Executive Officer Plan provided that a participant was 25% vested in the amount of salary deferred and matching contribution made by our Company every January 1, beginning January 1 of the year following the year in which the salary deferrals and matching contributions were made. As of the plan year 2003, all deferred contributions made by the participants and the matching contributions made by our Company were suspended under our Executive Officer Plan. Therefore, no participant deferral contributions or Company matching contributions were made to our Executive Officer Plan in 2009. Generally, the account balances in our Executive Officer Plan are not credited with income, gains and losses. Participants are eligible to receive distributions of the amounts credited to their accounts pursuant to elections made under the rules of our Executive Officer Plan.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

       Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid, awarded or earned are generally described under "Compensation Discussion and Analysis" and in the footnotes to the compensation tables. The material terms of our 2006 LTIP pursuant to which LTIP Units are granted are described below. There are no employment agreements with our named executive officers. On March 26, 2010, our Company entered into the Separation Agreement with Mr. Grossi whereby he will resign from all employment with our Company effective April 30, 2010 and will receive certain severance benefits. There are management continuity agreements with all of our named executive officers. On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer and on January 8, 2007, our Company entered into a management continuity agreement with Mr. Grossi which will terminate effective April 30, 2010. The Separation Agreement which provides certain severance benefits to Mr. Grossi and the management continuity agreements which provide change of control benefits are more fully described under "Potential Payments Upon Termination or Change of Control." The management continuity agreements were amended in December 2008 to comply with Section 409A of the Code.

LTIP Unit Awards

       LTIP Units of our Operating Partnership are structured to qualify as "profits interests" for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership's common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company's election. LTIP Units may be subject to performance-based vesting or service-based vesting.

a.
Performance-Based LTIP Units.

       Certain of our LTIP Units were subject to performance-based vesting over a three-year measurement period which ended December 31, 2009. Messrs. A. Coppola, E. Coppola, O'Hern and Bayer were granted performance-based LTIP Units in October 2006 and Mr. Grossi was granted performance-based LTIP Units in January 2007. These LTIP Units were issued prior to the determination of performance-based vesting, but remained subject to forfeiture to the extent that less than the full number of LTIP Units awarded vested over the three-year performance measurement period. These LTIP Units vested based on our percentile ranking in terms of our total stockholder return per share of Common Stock relative to the total stockholder return of our peer REITs, as measured at the end of each year (2007, 2008 and 2009) of the three year measurement period, each referred to as a "Vesting Year." (Our peer REITs are listed on Appendix I and the Committee had the ability to remove from or add to this list under certain circumstances). Total stockholder return was measured by the total percentage return per share achieved by the common shares of our Company or such peer REIT and assumed reinvestment of all dividends and distributions.

       The vesting of the performance-based LTIP Units occurred in two cumulative stages. In the first stage, following the end of each Vesting Year, the Compensation Committee determined our performance and the performance of each of our peer REITs for the applicable Vesting Year and, depending on our total stockholder return relative to the total stockholder return of our peer REITs, vesting of these LTIP Units occurred as follows:

Company's Percentile Ranking	Vesting
Less than 50%	0%
Equal to or greater than 50% and less than 60%	20%
Equal to or greater than 60% and less than 70%	33%
Equal to or greater than 70%	50%

       The second stage of vesting of our performance-based LTIP Units occurred at the end of the three year vesting period and would have occurred earlier in the event of a change of control or qualified termination of employment, referred to as the "Final Vesting Date." The Compensation Committee determined our performance and the performance of each of our peer REITs for the entire three year period and performed the following calculation:

    if
    (1) for the entire vesting period our total stockholder return was at or above the 40th percentile of the total stockholder return of our peer REITs, but below the 60th percentile, and

    (2) less than 50% of the award recipient's LTIP Units had become vested in the aggregate in the first stage, then that number of additional LTIP Units vested as of the Final Vesting Date which was sufficient to bring the number of vested LTIP Units to 50% of the award recipient's total LTIP Units; or

    if
    (1) for the entire vesting period our total stockholder return was at or above the 60th percentile of the total stockholder return of our peer REITs, and

    (2) less than 100% of the award recipient's LTIP Units have become vested in the aggregate in the first stage, then that number of additional LTIP Units vested as of the Final Vesting Date which was sufficient to bring the number of vested LTIP Units to 100% of the award recipient's total LTIP Units.

       The Compensation Committee had the ability, upon consideration of the statistical distribution of our peer REITs within the full range of total stockholder return for any applicable period, to exercise its reasonable discretion to allow for vesting of performance-based LTIP Units on a basis other than a strict mathematical calculation of percentiles. Any unvested performance-based LTIP Units would be forfeited as of the Final Vesting Date. All outstanding performance-based LTIP Units vested effective December 31, 2009.

       Regular and other non-liquidating distributions were made with respect to the performance-based LTIP Units from the date of their issuance in the same amount and at the same time as those made with respect to common OP Units. These distributions were equal in amount to the regular dividends and other distributions paid on an equal number of shares of Common Stock. Holders of the 2010 performance-based LTIP Units will not be entitled to distributions until the LTIP Units vest.

b.
Service-Based LTIP Units.

       Service-based LTIP Units vest in equal annual installments over a three-year period and were issued as part of our annual incentive compensation. Vesting is generally conditioned upon the award recipient remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company or termination of the award recipient's service relationship with our Company under specified circumstances, including death, disability and, as applicable, termination by our Company without cause.

       Regular and other non-liquidating distributions will be made with respect to the service-based LTIP Units from the date of their issuance to the award recipient. Distributions will be in the same amount and at the same time as those made with respect to common OP Units, which are equal in amount to the regular dividends and other distributions paid on an equal number of shares of Common Stock. At the end of the vesting period, distributions will continue to be made only to the extent that the LTIP Units have become vested.

 Equity Compensation Plan Information

       Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Certain of our Company's outstanding stock awards were granted under other equity compensation plans which are no longer available for stock awards: our Director Plan, our 1994 Incentive Plan and our 2000 Incentive Plan. Our Company also maintains our ESPP. With the exception of our 2000 Incentive Plan, these plans have each been approved by our Company's stockholders.

       The following table sets forth, for each of our Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2009.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	641,452	(2)	$69.33	10,052,015	(3)
Equity compensation plans not approved by stockholders	10,651	(4)	$28.87	250,000	(5)
Total	652,103		$66.16	10,302,015

(1)
These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units or limited partnership units.

(2)
Of these shares, 109,180 were subject to options then outstanding under our 2003 Incentive Plan, 13,846 were subject to options then outstanding under our 1994 Incentive Plan, 2,129 were subject to options then outstanding under our Director Plan, 365,151 may be issued upon redemption of LTIP Units or OP Units under our 2003 Incentive Plan, and 151,146 were subject to stock units, payable on a one-for-one basis, then credited under our Director Phantom Stock Plan. As noted above, our Company's authority to grant new awards under our 1994 Incentive Plan and our Director Plan has terminated. This number of shares is presented after giving effect to the 96,366 shares purchased under our ESPP for the purchase period that ended December 31, 2009.

(3)
Of these shares, 9,317,389 were available for options, SARs, restricted stock, stock units, stock bonuses, performance based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan, 80,992 were available for the issuance of stock units under our Director Phantom Stock Plan (see also footnote 5), and 653,634 were available for issuance under our ESPP.

(4)
These shares were subject to outstanding options under our 2000 Plan. Our 2000 Plan did not require approval of, and has not been approved by, our Company's stockholders. No additional awards will be made under our 2000 Plan and none have been made since our 2003 Incentive Plan was adopted. Our 2000 Plan generally provided for the grant of options, SARs, restricted stock awards, stock units, stock bonuses and dividend equivalent rights to employees, directors and consultants of our Company or its subsidiaries. The only awards that were granted under our 2000 Plan were stock options and restricted stock. The stock options granted generally expire not more than 10 years after the date of grant and vest in three equal annual installments, commencing on the first anniversary of the grant date. The restricted stock grants generally vested in equal installments over three years.

(5)
These shares were available for the issuance of stock units under our Director Phantom Stock Plan. The share limit for our Director Phantom Stock Plan was increased by 250,000 shares in July 2009, and such increase did not require stockholder approval under applicable NYSE Rules. See "Compensation of Directors" on page 17 of this Proxy Statement for a description of our Director Phantom Stock Plan.

 Potential Payments Upon Termination or Change of Control

       The following section describes potential payments and benefits to our named executive officers under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company as of December 31, 2009. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting of equity awards. The Compensation Committee under certain circumstances is authorized to accelerate the vesting of stock options and SARs and to modify outstanding stock options and SARs. The Compensation Committee also has the authority to accelerate vesting of restricted stock, stock units and LTIP Units as well as authorize discretionary severance payments to our named executive officers upon termination.

       As of December 31, 2009, none of our named executive officers had an employment agreement with our Company, except Mr. Grossi. The term of his employment agreement ended on December 31, 2009, subject to the survival of certain severance provisions. On March 26, 2010, our Company entered into the Separation Agreement with Mr. Grossi whereby he will resign from all employment with our Company effective April 30, 2010. Messrs. A. Coppola, O'Hern, E. Coppola, Grossi and Bayer have each entered into a management continuity agreement and Mr. Grossi's agreement will terminate effective April 30, 2010. Each of these agreements provides for severance and/or change in control benefits as described below.

       Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Payments Made/Benefits Received Upon Termination

  a.
  With Cause

  •
  If a named executive officer's employment is terminated with cause, he will forfeit all unvested options, SARs, restricted stock, stock units and LTIP Units as of the termination date.

  b.
  Without Cause

  •
  If a named executive officer's employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

  (1)
  his stock options, SARs, restricted stock, stock units and service-based LTIP Units that have not vested as of such termination date will be forfeited,

  (2)
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations, and

  (3)
  his performance-based LTIP Units will be subject to an accelerated vesting determination. (This will also occur if the executive terminates his employment for good reason.)

  •
  In addition, during the term of Mr. Grossi's employment agreement (which ended on December 31, 2009), he will receive a lump sum payment equal to two times the aggregate of his (1) base salary (which is deemed for these purposes under the agreement to be $600,000) and (2) target bonus for one year (which is deemed for these purposes under the agreement to be $900,000), less standard withholdings and deductions. Furthermore, if at any time during the 24 months immediately following the term of his employment agreement, Mr. Grossi's employment is terminated by our Company other than for death, disability or cause, he will receive a pro rata portion of the above amount based on the number of months remaining in such 24 month period. In either circumstance, payments of such amounts are conditioned upon receipt of a standard employee release and settlement agreement. While these provisions were effective on December 31, 2009, they have been superseded by the Separation Agreement which was executed on March 26, 2010.

Payments Made/Benefits Received Upon Resignation

       In the event of the resignation of a named executive officer,

  •
  his stock options, SARs, restricted stock, stock units, LTIP Units that have not vested as of such termination date will be forfeited, and

  •
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

       See "Separation Agreement of Mr. Grossi" below regarding his unvested service-based LTIP Units and unvested stock units.

Payments Made/Benefits Received Upon Retirement

       In the event of the retirement of a named executive officer,

  •
  under our current retirement policy, all outstanding options, SARs, restricted stock, stock units and service-based LTIP Units will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided the named executive officer retires at 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement.

  •
  he will forfeit all unvested performance-based LTIP Units unless the Compensation Committee determines in its sole discretion to provide for partial or complete vesting of his performance-based LTIP Units.

  •
  if a named executive officer does not meet the requirements for retirement under our current retirement policy and the Compensation Committee does not otherwise provide:

  •
  his stock options, SARs, restricted stock, stock units and service-based LTIP Units that have not vested as of his retirement date will be forfeited, and

  •
  he will have 12 months from his retirement date to exercise vested options and SARs, subject to specified limitations.

Payments Made/Benefits Received Upon Death or Disability

       In the event of death or disability of a named executive officer while employed,

  •
  his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

  •
  his vested stock options or SARs may be exercised for twelve months after the date of his disability or death,

  •
  his unvested restricted stock, stock units, or service-based LTIP Units will immediately vest, and

  •
  his unvested performance-based LTIP Units will be subject to an accelerated vesting determination.

Separation Agreement of Mr. Grossi

       On March 26, 2010, our Company and Mr. Grossi entered into the Separation Agreement whereby Mr. Grossi will resign from all employment with our Company effective as of April 30, 2010 (the "Separation Date"). On the Separation Date, Mr. Grossi will receive his final regular paycheck as well as payment for any accrued but unused vacation and personal days. All unvested service-based LTIP Units and unvested stock units will continue to vest in accordance with their original vesting schedules. Mr. Grossi will also receive a proportionate share of a full year target level bonus for 2010 in the amount of $300,000.

       The Separation Agreement further provides that Mr. Grossi has the option to enter into a consulting agreement with the Company effective as of the Separation Date. The consulting agreement will provide that Mr. Grossi will perform consulting services as requested by the Company through January 31, 2011 or such earlier date specified by Mr. Grossi and will receive a $56,000 monthly consulting fee.

       Under the Separation Agreement, Mr. Grossi provided the Company with a general liability release and agreed to certain covenants including confidentiality and non-solicitation for one year.

Payments Made/Benefits Received Upon Change of Control

  Management Continuity Agreements

       The management continuity agreements provide that if, within two years following a change of control, the executive officer's employment is terminated by us (i) for no reason or any reason other than for cause or by reason of death or disability or (ii) by the executive for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of:

  (1)
  the executive's base salary; and

  (2)
  the amount of the highest cash and stock/unit portion of the executive's annual incentive bonus (which shall include any supplemental or special cash and/or stock/unit bonus) awarded for performance for each of the three preceding fiscal years, referred to as the "Bonus Amount."

  In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount for the applicable bonus year. The Bonus Amount shall also include,

    (1)
    any cash portion of an incentive bonus which the executive has elected to convert into restricted stock, stock units or service-based LTIP Units under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs; and

    (2)
    the value of any outstanding performance-based LTIP Units that vest during the applicable year as provided in any LTIP Unit award agreement.

       Our Company will also generally continue welfare benefits for the executive officer and his family at least equal to, and at the same after-tax cost to the executive officer and/or his family, as those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control, generally until up to the third anniversary of the termination date.

       Upon a change of control, any shares of restricted stock, stock units or service-based LTIP Units held by the executive that remain unvested shall immediately vest, any unvested stock options or SARs held by the executive shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See "Discussion of Summary Compensation and Grants of Plan-Based Awards Table—Performance-Based LTIP Units." Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

  •
  "Good reason" means an action taken by our Company resulting in a material negative change in the employment relationship and generally includes the assignment to the executive of any duties materially inconsistent in any respect with the executive's position, authority, duties or responsibilities or any other material diminution in such position, authority, duties or responsibilities, one or more reductions in base salary that, individually or in the aggregate, exceed 10%, a change in his principal office location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement or any employment agreement by our Company or its successors or assigns.

  •
  "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

  •
  "Cause" generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement, (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

       In addition, the management continuity agreements provide that if any payment by our Company to or for the benefit of the executive (whether pursuant to the terms of the management continuity agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Code or any interest or penalties with respect thereto, referred to as the "Excise Tax," then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" referred to as the "Safe Harbor Amount." In such event, the amounts payable under the management continuity agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

       These management continuity agreements were amended in December 2008 to comply with Section 409A of the Code. As a result of these amendments and depending on the circumstances at the time of a change of control, certain of these payments may be delayed.

       Under the management continuity agreements, each executive has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation for two years after the later of termination of his employment or the expiration of the management continuity agreement.

Termination/Change of Control Payments Table

       The following table provides the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurred on December 31, 2009. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

  Items Not Reflected in Table.

       The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus, personal time and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits, including life insurance, provided to all salaried employees.

  •
  Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See "Nonqualified Deferred Compensation" table.

  Change of Control Payments—Code Section 280G valuation.

       For purposes of the table below, our Company engaged PricewaterhouseCoopers, LLP to estimate the Excise Tax gross-up payment to be paid by our Company arising under Code Section 280G in connection with the management continuity agreements. Code Section 280G imposes tax sanctions for payments made by our Company that are contingent upon a change of control and equal to or greater than three times an executive's most recent five-year average annual taxable compensation referred to as the "base amount." If tax sanctions apply, all payments above the base amount become subject to a 20% excise tax. Key assumptions of the analysis include:

  •
  Change of control and termination of employment occurs as of December 31, 2009 and the bonus amount is based on amounts for the fiscal years ended December 31, 2006, 2007 and 2008; and

  •
  The only applicable payments are cash severance (3x salary plus annual bonus, with the bonus being the highest bonus awarded for the prior three fiscal years and including the value of any performance-based LTIPs that vested during the applicable year), a prorata bonus based on amount of time employed during 2009, welfare benefits and the accelerated vesting of restricted stock, stock units and service-based LTIP Units.

  Other Notes Applicable to the Table

  •
  For the accelerated vesting of restricted stock, stock units and service-based LTIP Units, the table reflects the intrinsic value of such acceleration, which for each unvested share or unit is $35.95, which represents the closing price of our Common Stock on the NYSE on December 31, 2009.

  •
  No stock options were outstanding as of December 31, 2009. None of the outstanding SARs were vested as of December 31, 2009 and in each case the base price of the SAR was greater than the closing price of our Common Stock on that date.

  •
  Upon retirement, if certain conditions are met as described on page 48 of this Proxy Statement, unvested restricted stock, stock units, service-based LTIP Units and SARs will continue to vest in accordance with the vesting schedule in the award agreement. As of December 31, 2009, Messrs. A. Coppola, E. Coppola and Bayer met the conditions for retirement under our retirement policy.

  •
  All outstanding performance-based LTIP Units vested effective December 31, 2009 in accordance with the 2006 LTIP and the applicable award agreements. Therefore, no accelerated vesting determination of performance-based LTIP Units would occur.

  •
  Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2009.

  •
  The table assumes that a "disability" is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

  •
  Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits ($)		Service- Based Awards ($)(1)	Performance- Based Awards ($)(2)	Life Insurance Proceeds ($)	280G Tax Gross-Up ($)		Total ($)
Arthur M. Coppola
Termination with cause	—	—		—	—	—	—		—
Termination without cause	—	—		—	—	—	—		—
Resignation	—	—		—	—	—	—		—
Retirement	—	—		—	—	—	—		—
Death	—	—		11,251,812	—	1,900,000	—		13,151,812
Disability	—		(3)	11,251,812	—	—	—		11,251,812
Change of control	—	—		11,251,812	—	—	—		11,251,812
Change of control/Termination	25,854,483	193,179	(4)	11,251,812	—	—		(5)	37,299,474
Thomas E. O'Hern
Termination with cause	—	—		—	—	—	—		—
Termination without cause	—	—		—	—	—	—		—
Resignation	—	—		—	—	—	—		—
Retirement	—	—		—	—	—	—		—
Death	—	—		4,582,115	—	1,100,000	—		5,682,115
Disability	—		(3)	4,582,115	—	—	—		4,582,115
Change of control	—	—		4,582,115	—	—	—		4,582,115
Change of control/Termination	9,027,099	113,447	(4)	4,582,115	—	—	4,508,885		18,231,546
Edward C. Coppola
Termination with cause	—	—		—	—	—	—		—
Termination without cause	—	—		—	—	—	—		—
Resignation	—	—		—	—	—	—		—
Retirement	—	—		—	—	—	—		—
Death	—	—		8,546,465	—	1,600,000	—		10,146,465
Disability	—		(3)	8,546,465	—	—	—		8,546,465
Change of control	—	—		8,546,465	—	—	—		8,546,465
Change of control/Termination	11,006,711	222,922	(4)	8,546,465	—	—	4,153,867		23,929,965
Tony Grossi
Termination with cause	—	—		—	—	—	—		—
Termination without cause	3,000,000	—		—	—	—	—		3,000,000
Resignation	—	—		—	—	—	—		—
Retirement	—	—		—	—	—	—		—
Death	—	—		4,885,928	—	1,200,000	—		6,085,928
Disability	—		(3)	4,885,928	—	—	—		4,885,928
Change of control	—	—		4,885,928	—	—	—		4,885,928
Change of control/Termination	9,641,919	107,216	(4)	4,885,928	—	—	5,455,168		20,090,231
Richard A. Bayer
Termination with cause	—	—		—	—	—	—		—
Termination without cause	—	—		—	—	—	—		—
Resignation	—	—		—	—	—	—		—
Retirement	—	—		—	—	—	—		—
Death	—	—		4,156,647	—	1,000,000	—		5,156,647
Disability	—		(3)	4,156,647	—	—	—		4,156,647
Change of control	—	—		4,156,647	—	—	—		4,156,647
Change of control/Termination	8,057,548	132,647	(4)	4,156,647	—	—	4,112,297		16,459,139

(1)
Amount represents the vesting of outstanding restricted stock, stock units and service-based LTIP Units. These LTIP Units do not realize their full economic value until certain conditions are met as described on pages 42-43 of this Proxy Statement and such conditions have not yet been met.

(2)
There was no accelerated determination of the vesting of the performance-based LTIP Units since these LTIP Units otherwise vested effective December 31, 2009 in accordance with the terms of the 2006 LTIP and the applicable award agreements. See page 30 of this Proxy Statement.

(3)
Upon disability, the executive will generally receive $20,000 monthly until his return to employment.

(4)
Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2009.

(5)
Although this person is eligible for a 280G tax gross-up, we estimate that no such payment would have been made upon a change of control and termination of employment as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

       James Cownie, Stanley Moore, Mason Ross, Diana Laing and Dr. William Sexton each served as a member of the Compensation Committee during 2009. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2009.

Certain Transactions

       The following provides a description of certain relationships and related transactions between various executive officers of our Company or members of their immediate families and our Company or our subsidiaries and affiliates.

       Macerich Management Company employs Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son as an Assistant Vice President of Development Leasing, Vice President of Leasing and Leasing Manager, respectively. None of these individuals are considered an officer under Section 16 of the Exchange Act. The compensation and benefits provided to these individuals are consistent with those provided to other employees with comparable qualifications, responsibilities and experience. The salary and bonus or leasing commissions paid for 2009 performance to each of Mr. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son did not exceed $305,000.

Principal Stockholders

       Except as otherwise noted, the following table sets forth information as of March 10, 2010 with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC, and, as of March 10, 2010, the number of shares of Common Stock beneficially owned by our executive officers and directors as a group. Each of the persons listed below which has reported that it may be considered a beneficial owner of more than 5% of our outstanding shares of Common Stock has certified in a Schedule 13G filed with SEC that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of our Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock beneficially owned by each director is set forth in "Information Regarding Nominees and Directors" and the number of shares beneficially owned by each named executive officer is set forth in "Executive Officers."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ING Clarion Real Estate Securities, L.P.(1) 201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087	11,119,952	11.50%
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	8,844,628	9.15%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	8,375,242	8.66%
Cohen & Steers, Inc.(4) Cohen & Steers Capital Management, Inc. Cohen & Steers Europe S.A. 280 Park Avenue, 10th Floor New York, New York 10017	7,703,532	7.97%
FMR LLC(5) 82 Devonshire Street Boston, Massachusetts 02109	7,003,817	7.24%
All directors and executive officers as a group (15 persons)(6)	1,140,316	1.18%

(1)
The Schedule 13G indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 5,409,065 shares, shared voting power with respect to 7,280 shares and sole dispositive power with respect to 11,119,952 shares.

(2)
The Schedule 13G indicates that the reporting entity acquired Barclays Global Investors, NA and affiliates on December 1, 2009 and substantially all of the Barclays entities are now included as subsidiaries of the reporting entity for purposes of Schedule 13G filings. The Schedule 13G indicates that the reporting entity is a parent holding company with sole voting power and sole dispositive power with respect to 8,844,628 shares, reporting on behalf of the following subsidiaries: BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock

  Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd. and BlackRock International Ltd.

(3)
The reporting entity is a registered investment advisor and has sole voting power with respect to 59,208 shares, sole dispositive power with respect to 8,316,034 shares and shared dispositive power with respect to 59,208 shares. The Schedule 13G indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the reporting entity, is the beneficial owner of 59,208 shares as the result of serving as investment manager of collective trust accounts and directs the voting of these shares.

(4)
These entities made a joint filing on Schedule 13G noting that Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., a registered investment advisor. In addition, these two entities hold a 100% interest in Cohen & Steers Europe S.A., a registered investment advisor. The Schedule 13G indicates that Cohen & Steers, Inc. has sole voting power with respect to 6,406,461 shares and sole dispositive power with respect to 7,703,532 shares, Cohen & Steers Capital Management, Inc. has sole voting power with respect to 6,335,969 shares and sole dispositive power with respect to 7,513,232 shares and Cohen & Steers Europe S.A. has sole voting power with respect to 70,492 shares and sole dispositive power with respect to 190,300 shares. The principal address of Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(5)
The Schedule 13G indicates that the reporting entity is a parent holding company with sole voting power with respect to 1,338,787 shares and sole dispositive power with respect to 7,003,817 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 5,658,171 shares as a result of acting as an investment advisor to various registered investment companies, which amount includes 77,193 shares that may be issued upon the conversion of our Company's 3.25% convertible senior notes. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the Fidelity funds, each has sole dispositive power with respect to the 5,658,171 shares owned by the Fidelity funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Board of Trustees of the Fidelity funds. Fidelity is located at 82 Devonshire Street, Boston, Massachusetts 02109. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 71,551 shares, with Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each having sole dispositive power and sole voting power with respect to all 71,551 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 376,732 shares, which includes 17,154 shares that may be issued upon the conversion of our Company's 3.25% convertible senior notes. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power and sole voting power with respect to all 376,732 shares. The principal address for Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island 02917. The Schedule 13G indicates that FIL Limited, with a principal address of Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-US investment companies and certain institutional investors. FIL Limited is a qualified institution and the beneficial owner of 897,363 shares, with sole dispositive power with respect to 897,363 shares and sole voting power with respect to 890,504 shares. The Schedule 13G indicates that FMR LLC and FIL Limited are of the view that they are not acting as a group and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other. However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL Limited on a joint basis.

(6)
Includes options to purchase shares under our 1994 Incentive Plan, our 2000 Incentive Plan, our 2003 Incentive Plan or our Director Plan which are currently exercisable or become exercisable before May 9, 2010, and restricted stock granted under our 2003 Incentive Plan. In addition, 50,830 shares of Common Stock are pledged as collateral for certain lines of credit or margin accounts for certain executive officers. See also the Notes to the tables on page 6 and 20 of this Proxy Statement.

Audit Committee Matters

       The Audit Committee consists of four members, Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton. Ms. Laing is the chairperson of the Committee and has been designated as an Audit Committee financial expert. In 2009, the Audit Committee met nine times. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February 2009 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee are independent directors and meet the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence, Committee Charters and Audit Committee.")

       The following Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

 Report of the Audit Committee

       The Audit Committee of our Board of Directors assists our Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

       In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2009 with management and with our independent accountants. In addition, the Committee discussed with our independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Committee has also received and reviewed the written disclosures and the letter from our independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountants their independence from our Company.

       Based on the review and discussions with management and our independent accountants described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee
Diana M. Laing, Chairperson
James S. Cownie
Fred S. Hubbell
Dr. William P. Sexton

Principal Accountant Fees and Services

Deloitte & Touche LLP

       For the years ended December 31, 2009 and 2008, our Company was billed by Deloitte & Touche LLP for services in the following categories:

  Audit Fees

       Fees for audit services totaled $4,775,570 in 2009 and $3,419,960 in 2008, including fees associated with the annual audit of our Company and its subsidiaries and affiliates and the reviews of our registration statements, offering documents and periodic reports.

  Audit-Related Fees

       Fees for audit-related services totaled $290,130 in 2009 and $438,900 in 2008. Audit-related services principally include fees for internal control reviews and assistance with internal control reporting requirements, including under the Sarbanes-Oxley Act of 2002.

  Tax Fees

       No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were paid to Deloitte & Touche LLP in 2009 or 2008.

  All Other Fees

       There were no fees paid for any other services not described above in 2009 or 2008.

       Our Company has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

       Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent accountants. The Audit Committee approves a list of services and related fees expected to be rendered during any year period within each of four categories of service:

  (1)
  Audit Services include audit work performed on the financial statements, as well as work that generally only our independent accountants can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  (2)
  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent accountants, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, internal control reviews and assistance with internal control reporting requirements, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  (3)
  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  (4)
  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

       The Audit Committee pre-approves our independent accountants' services within each category. In 2009, the Audit Committee pre-approved the retention of Deloitte & Touche LLP to perform various audit and permitted non-audit services for our Company, within each of the four categories except tax services. For each proposed service, our independent accountant is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent accountants' independence. The fees are budgeted and the Audit Committee requires our independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent accountants for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent accountants. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the non-audit services described above were approved by the Audit Committee pursuant to the de minimis exceptions provided in the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR COMPANY'S INDEPENDENT ACCOUNTANTS

Independent Accountants

       The Audit Committee has appointed Deloitte & Touche LLP as our independent accountants to audit our financial statements for the year ending December 31, 2010.

       Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Vote Required

       Ratification of the appointment of Deloitte & Touche LLP as our independent accountants requires the affirmative vote of a majority of all the votes cast on the matter at our Annual Meeting in person or by Proxy.

       OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 OTHER MATTERS

Solicitation of Proxies

       The cost of solicitation of Proxies in the form enclosed herewith will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $15,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals and Director Nominees

       For a stockholder to properly present a matter at our Annual Meeting, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof after March 10, 2010 and on or before April 9, 2010, as specified in our bylaws, and such notice must satisfy the additional requirements set forth in our bylaws.

       A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2011 annual meeting of stockholders must be received by our Company by December 17, 2010. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2011 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our bylaws and deliver the proposal to our principal executive offices after February 26, 2011 and on or before March 28, 2011 (60 to 90 days prior to the first anniversary of this year's annual meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

       Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

       REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

Appendix I

Peer REITs

  Acadia Realty Trust
  AMB Property Corporation
  Apartment Investment and Management Company
  CBL & Associates Properties, Inc.
  Cedar Shopping Centers, Inc.*
  Colonial Properties Trust
  Developers Diversified Realty Corporation
  Duke Realty Corporation
  Equity One, Inc.
  Equity Residential
  Federal Realty Investment Trust
  General Growth Properties, Inc.
  Glimcher Realty Trust
  Inland Real Estate Corporation
  Kilroy Realty Corporation*
  Kimco Realty Corporation
  Liberty Property Trust
  Mack-Cali Realty Corporation
  National Retail Properties, Inc.
  Pennsylvania Real Estate Investment Trust
  ProLogis*
  Realty Income Corporation
  Regency Centers Corporation
  Simon Property Group, Inc.
  SL Green Realty Corp.*
  Tanger Factory Outlet Centers, Inc.
  Taubman Centers, Inc.
  Vornado Realty Trust
  Weingarten Realty Investors

*
Since Crescent Real Estate Equities Company, Equity Office Properties Trust, New Plan Excel Realty Trust, Inc. and Heritage Property Investment Trust, Inc. are no longer public companies, the Compensation Committee replaced them with these companies as permitted by the 2006 LTIP and the applicable award agreements.

I-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THE MACERICH COMP COMPANY ANY M19482-P90436 For Against Abstain THE MACERICH COMPANY 401 WILSHIRE BL BLVD. VD. SUITE 700 SANTA MONICA, CA 90401 Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Yes es No 2. Ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2010 Proxies will be voted at the discretion of the persons named in the Proxy, on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof. 1a) Arthur M. Coppola 1. Election of the following nominees as directors (terms expire in 2011) Nominees: AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: 1b) Edward C. Coppola 1c) James S. Cownie 1d) Fred S. Hubbell 1e) Mason G. Ross 1f) Dr. William P. Sexton Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. For Against Abstain

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) THE MACERICH COMP COMPANY ANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 27, 2010 The undersigned stockholder of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Thomas E. O’Hern and Richard A Bayer, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California on May 27, 2010 at 10:00 a.m. local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any adjournment(s) or postponement(s) thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is received by mail, telephone or the Internet but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, and “FOR” Proposal 2 as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2009 Annual Report are available at www.proxyvote.com. M19483-P90436